                                                        EXHIBIT 10.63

===============================================================================

                             AMENDED AND RESTATED

                                 LOAN AGREEMENT

                           DATED AS OF AUGUST 6, 1997

                                     AMONG

                              JABIL CIRCUIT, INC.

                      AND CERTAIN BORROWING SUBSIDIARIES,

                            THE BANKS NAMED THEREIN

                                      AND

                 THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT

===============================================================================

               FIRST CHICAGO CAPITAL MARKETS, INC., AS ARRANGER

                               TABLE OF CONTENTS

ARTICLE                                                                   PAGE
-------                                                                   ----
I.   DEFINITIONS......................................................     1

     1.1  Certain Definitions.........................................     1
     1.1  Other Definitions; Rules of Construction....................    12

II.  THE COMMITMENTS AND THE ADVANCES.................................    13

     2.1  Commitments of the Banks....................................    13
     2.2  Termination and Reduction of Commitments....................    15
     2.3  Fees........................................................    15
     2.4  Disbursement of Advances....................................    16
     2.5  Conditions for First Disbursement...........................    18
     2.6  Further Conditions for Disbursement.........................    19
     2.7  Subsequent Elections as to Borrowings.......................    20
     2.8  Limitation of Requests and Elections........................    20
     2.9  Minimum Amounts; Limitation on Number of Borrowings.........    21
     2.10 Security and Collateral.....................................    21

III. PAYMENTS AND PREPAYMENTS.........................................    21

     3.1  Principal Payments..........................................    21
     3.2  Interest Payments...........................................    23
     3.3  Letter of Credit Reimbursement Payments.....................    23
     3.4  Payment Method..............................................    25
     3.5  No Setoff or Deduction......................................    26
     3.6  Payment on Non-Business Day; Payment Computations...........    27
     3.7  Additional Costs............................................    27
     3.8  Illegality and Impossibility................................    28
     3.9  Indemnification.............................................    28
     3.10 Right of Banks to Fund Through Other Offices................    29

IV.  REPRESENTATIONS AND WARRANTIES...................................    29

     4.1  Corporate Existence and Power...............................    29
     4.2  Corporate Authority.........................................    29
     4.3  Binding Effect..............................................    29
     4.4  Subsidiaries................................................    29
     4.5  Litigation..................................................    30
     4.6  Financial Condition.........................................    30
     4.7  Use of Loans................................................    30
     4.8  Consents, Etc...............................................    30

ARTICLE                                                                  PAGE
-------                                                                  ----
     4.9  Taxes.......................................................     30
     4.10 Title to Properties.........................................     31
     4.11 ERISA.......................................................     31
     4.12 Disclosure..................................................     31
     4.13 Environmental and Safety Matters............................     31
     4.14 No Material Adverse Change..................................     32
     4.15 No Default..................................................     32
     4.16 No Burdensome Restrictions..................................     32

V.   COVENANTS........................................................     32

     5.1  Affirmative Covenants.......................................     32
          (a)  Preservation of Corporate Existence, Etc...............     32
          (b)  Compliance with Laws, Etc..............................     33
          (c)  Maintenance of Properties; Insurance...................     33
          (d)  Reporting Requirements.................................     33
          (e)  Accounting; Access to Records, Books, Etc..............     34
          (f)  Stamp Taxes............................................     35
          (g)  Additional Security and Collateral.....................     35
          (h)  Further Assurances.....................................     35
     5.2  Negative Covenants..........................................     35
          (a)  Current Ratio..........................................     35
          (b)  Fixed Charge Coverage Ratio............................     35
          (c)  Tangible Net Worth.....................................     35
          (d)  Funded Indebtedness to Total Capitalization............     36
          (e)  Indebtedness...........................................     36
          (f)  Liens..................................................     36
          (g)  Merger; Acquisitions; Etc..............................     37
          (h)  Disposition of Assets, Etc.............................     38
          (i)  Nature of Business.....................................     38
          (j)  Investment, Loans and Advances.........................     38
          (k)  Transactions with Affiliates...........................     38
          (l)  Sale and Leaseback Transactions........................     38
          (m)  Negative Pledge Limitation.............................     39
          (n)  Inconsistent Agreements................................     39
          (o)  Accounting Changes.....................................     39
          (p)  Additional Covenants...................................     39

VI.  DEFAULT..........................................................     39

     6.1  Events of Default...........................................     39
     6.2  Remedies....................................................     42
     6.3  Distribution of Proceeds of Collateral......................     42
     6.4  Letter of Credit Liabilities................................     43

VII. THE AGENT AND THE BANKS..........................................     43

ARTICLE                                                                   PAGE
-------                                                                   ----
         7.1  Appointment and Authorization............................    43
         7.2  Agent and Affiliates.....................................    44
         7.3  Scope and Agent's Duties.................................    44
         7.4  Reliance by Agent........................................    44
         7.5  Default..................................................    44
         7.6  Liability of Agent.......................................    44
         7.7  Nonreliance on Agent and Other Banks.....................    45
         7.8  Indemnification..........................................    45
         7.9  Resignation of Agent.....................................    45
         7.10 Sharing of Payments......................................    46
         7.11 Local Custom.............................................    46

VIII.    GUARANTY......................................................    47

         8.1  Guarantee of Obligations.................................    47
         8.2  Waivers and Other Agreements.............................    47
         8.3  Nature of Guaranty.......................................    48
         8.4  Obligations Absolute.....................................    48
         8.5  No Investigation by Banks or Agent.......................    48
         8.6  Indemnity................................................    48
         8.7  Subordination, Subrogation, Etc..........................    49
         8.8  Waiver...................................................    49
         8.9  Joint and Several Obligations; Contribution Rights.......    49

IX.      MISCELLANEOUS.................................................    51

         9.1  Amendments, Etc..........................................    51
         9.2  Notices..................................................    51
         9.3  No Waiver by Conduct; Remedies Cumulative................    52
         9.4  Reliance on and Survival of Various Provisions...........    52
         9.5  Expenses.................................................    52
         9.6  Successors and Assigns...................................    54
         9.7  Counterparts.............................................    57
         9.8  Governing Law; Consent to Jurisdiction...................    57
         9.9  Table of Contents and Headings...........................    57
         9.10 Construction of Certain Provisions.......................    57
         9.11 Integration and Severability.............................    57
         9.12 Independence of Covenants................................    58
         9.13 Interest Rate Limitation.................................    58
         9.14 Joint and Several Obligations; Contribution Rights,
              Savings Clause...........................................    58
         9.15 Waivers, Etc.............................................    60
         9.16 Relationship of this Agreement to the Existing Loan
              Agreement................................................    60
         9.17 Waiver of Jury Trial.....................................    61

ARTICLE                                                                    PAGE
-------                                                                    ----

EXHIBITS
--------
Exhibit A                          New Borrowing Subsidiary Designation
Exhibit B                          Pledge Agreement
Exhibit C                          Revolving Credit Note
Exhibit D                          Swing Line Note
Exhibit E                          Request for Advance
Exhibit F                          Opinion of Counsel
Exhibit G                          Request for Conversion
Exhibit H                          Assignment and Acceptance

SCHEDULES
---------
Schedule 1.1(a)                    Borrowing Subsidiaries
Schedule l.l(b)                    OECD Countries
Schedule 4.4                       Subsidiaries
Schedule 4.5                       Litigation
Schedule 5.2(e) and (f)            Indebtedness and Liens
Schedule 5.2(j)                    Investments, Loans and Advances

         THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 6, 1997 (as amended or modified from time to time, this "Agreement"), is by and among JABIL CIRCUIT, INC., a Delaware corporation (the "Company"), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (the Company and the Borrowing Subsidiaries may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), and the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                 INTRODUCTION

         A. The Borrowers, certain banks and The First National Bank of Chicago, as agent for such banks, entered into a Loan Agreement dated as of May 30, 1996 (as amended prior to the date hereof, the "Original Loan Agreement"), in which such banks agreed to make loans and other credit available to the Borrowers (the "Original Credit Facility").

         B. The parties hereto wish to continue the existing credit relationship between them by amending and restating the Original Loan Agreement rather than entering into a new and unrelated loan agreement.

         C. The Borrowers, the Banks and the Agent desire to restructure the Original Credit Facility so as to (i) extend the term of the Original Credit Facility, (ii) increase the aggregate commitments thereunder to the Aggregate Commitment and (iii) amend various other provisions in the Original Credit Agreement.

         D. Pursuant to the terms of this Agreement, the Borrowers desire to obtain a revolving credit facility, including levers of credit and bank guarantees, in the aggregate principal amount of $100,000,000 (or the equivalent thereof in any other Permitted Currency), in order to refinance certain existing indebtedness, including indebtedness under the Original Loan Agreement, and provide funds for their general corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Original Loan Agreement shall be amended and restated as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Advance" shall mean any Loan and any Letter of Credit Advance.

         "Affiliate" when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all of the Banks, as reduced or modified from time to time pursuant to the terms hereof.

         "Applicable Administrative Office" shall be: (a) with respect to all Advances denominated in Dollars, the principal office of the Agent in Chicago, Illinois; (b) with respect to all Bank Guarantees, the principal London office of the Agent, currently located at First Chicago House, 90 Long Acre, London, England; and (c) for all other purposes, the principal office of the Agent in Chicago, Illinois.

         "Applicable Rate" shall mean with respect to any Eurocurrency Rate Loan, commitment fee, usage fee, or S/L/C fee, as the case may be, the applicable percentage set forth in the applicable table below as adjusted on the first Business Day of the calendar month after the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d)(iii) and (iv) are delivered to the Banks and shall remain in effect until the next change to be effected pursuant to this definition, provided, that, if any financial statements referred to above are not delivered within the time period specified above, then, until the financial statements are delivered, the ratio of Total Indebtedness to Total Capitalization as of the end of the fiscal quarter that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 0.50 to 1.0:

                                APPLICABLE RATE
                                ---------------

         ================================================================
         Total                  Eurocrrency      Commitment     Usage Fee
         Indebtedness to        Rate Loan/       Fee
         Total                  Letter of
         Capitalization         Credit Fee
         ----------------------------------------------------------------
         Equal to or less          0.45%          0.15%            0%
         than 0.30:1.0
         ----------------------------------------------------------------
         Greater than              0.50%          0.175%           0.05%
         0.30:1.0 but less
         than or equal to
         0.40:1.0
         ----------------------------------------------------------------
         Greater than              0.625%         0.20%            0.075%
         0.40:1.0 but less
         than or equal to
         0.50:1.0
         ----------------------------------------------------------------
         Greater than              0.75%          0.25%            0.10%
         0.50:1.0
         ================================================================

         "Bank Guarantee" shall mean each guarantee and any other similar instrument having an analogous effect denominated in Pounds Sterling, issued by the Issuing Bank hereunder in favor of HM Customs and Excise for the benefit of a Borrower for the purpose of guaranteeing value-added-tax and duty import payments.

         "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers to the Agent or any Bank pursuant to the Loan Documents.

         "Borrowing" shall mean the aggregation of Advances made to any Borrower, or continuations and conversions of such Advances, made pursuant to
Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a "Floating Rate Borrowing" if such Loans are Floating Rate Loans or a "Eurocurrency Rate Borrowing" if such Loans are Eurocurrency Rate Loans.

         "Borrowing Subsidiary" shall mean each of the Subsidiaries of the Company set forth on Schedule l.l(a) on the Effective Date together with any other Subsidiary of the Company upon request by the Company to the Agent for designation of such Subsidiary as a "Borrowing Subsidiary" hereunder, so long as (a) all of the Banks approve, in their sole and absolute discretion, the designation of such Subsidiary as a "Borrowing Subsidiary", (b) each of the Guarantors guarantees the obligations of such new Borrowing Subsidiary pursuant to the terms of the Guaranty, (c) such new Borrowing Subsidiary delivers Notes executed in favor of each Bank, all documents and items referred to in Section
2.5 and Security Documents granting a security interest in all assets pursuant to Section 2.10, all in form and substance satisfactory to the Banks, and (d) the Company and such new Borrowing Subsidiary execute an agreement in the form of Exhibit A hereto.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which (a) the Agent is not open to the public for carrying on substantially all of its banking functions or banks located in Chicago are authorized or required to close, and (b) if such reference relates to the date for payment or purchase of any amount denominated in any currency other than Dollars or in respect of any Eurocurrency Rate Loan, banks are not generally open to the public for carrying on substantially all of their banking functions in the principal financial center of the country issuing such currency and in London, England.

         "Capital Expenditures" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period as the same are (or should be) set forth, in accordance with Generally Accepted Accounting Principles, in consolidated financial statements of the Company and its Subsidiaries for such period.

         "Capital Lease" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is capitalized on the books of such person.

         "Capital Stock" shall include all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Collateral Agent" shall mean First Chicago.

         C/L/C" shall mean any commercial letter of credit issued by the Issuing Bank hereunder.

         "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans and to participate in Letter of Credit Advances made through the Issuing Bank pursuant to Section 2.1(a) and (b), in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amount for each such Bank set forth next to the name of each such Bank in the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for the Company and its consolidated Subsidiaries of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Contractual Obligation" shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

         "Corporate Base Rate" shall mean a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "Current Assets" and "Current Liabilities" of any person shall mean, as of any date, all assets or liabilities, respectively, of such person which, in accordance with Generally Accepted Accounting Principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of such person.

         "Current Ratio" shall mean, as of any date, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

         "Default" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

         "Dollar Equivalent" shall mean, with respect to each Advance, the sum in Dollars resulting from the conversion of the amount of such Advance from the Permitted Currency in which such Advance is denominated into Dollars at the spot exchange rate determined by the Agent to be available to it for the purchase of such Permitted Currency with Dollars at approximately 11:00 a.m. local time of the Applicable Administrative Office on the date any Advance is disbursed or rolled over, or on such other date as a determination of the Dollar Equivalent is made.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Domestic Borrower" shall mean any Borrower incorporated or formed in any State of the United States of America or any political subdivision of any such State.

         "Domestic Subsidiary" shall mean any Subsidiary of any Borrower incorporated or formed in any State of the United States or any political subdivision of any such State.

         "EBIT" shall mean, with respect to any person, for any period, the sum of (a) Net Income or loss plus (b) all amounts deducted in determining such Net Income or loss on account of (i) all consolidated interest expense and (ii) taxes based on or measured by income, all as determined in accordance with Generally Accepted Accounting Principles.

         "EBITDA" shall mean, with respect to any person, for any period, EBIT for such period plus, to the extent deducted in determining such EBIT, depreciation and positive amortization expense, all as determined in accordance with Generally Accepted Accounting Principles.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to any Borrower or any Subsidiary and promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "Equivalent" of an amount of one currency (the "first currency") denominated in another currency (the "second currency"), as of any date of determination, shall mean the amount of the second currency which could be purchased with the amount of the first currency at the spot exchange rate quoted by the Agent at approximately 11:00 a.m. local time of the Applicable Administrative Office on such date.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

         "Eurocurrencv Rate" applicable to any Eurocurrency Interest Period means, the per annum rate that is equal to the sum of:

                  (a) the Applicable Rate, plus

                  (b) the rate per annum obtained by dividing (i) the per annum rate determined by the Agent to be the rate at which First Chicago offers to place deposits in the Permitted Currency in which such Eurocurrency Rate Loan is to be denominated with first-class banks in the London interbank market at approximately 11:00 a.m. local time in London, England on the second Eurocurrency Business Day prior to the first day of such Eurocurrency Interest Period, in the approximate amount of First Chicago's relevant Eurocurrency Rate Loan and having a maturity approximately equal to such

Eurocurrency Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements including, without limitation, any marginal, emergency, supplemental, special or other reserves, that is specified on the first day of such Eurocurrency Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) or the relevant fiscal or monetary authority for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Agent, absent manifest error, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%); which Eurocurrency Rate shall change simultaneously with any change in the Applicable Rate.

         "Eurocurrencv Business Day" shall mean, with respect to any Eurocurrency Rate Loan, a day which is both a Business Day and a day on which dealings in deposits of the relevant Permitted Currency are carried out in the relevant interbank market.

         "Eurocurrency Interest Period" shall mean, with respect to any Eurocurrency Rate Loan, the period commencing on the day such Eurocurrency Rate Loan is made or converted to a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as any Borrower may elect under
Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurocurrency Interest Period and ending on the date one, two, three or six months thereafter, as a Borrower may elect under Section
2.4 or 2.7, provided, however, that (a) any Eurocurrency Interest Period which commences on the last Eurocurrency Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurocurrency Business Day of the appropriate subsequent calendar month, (b) each Eurocurrency Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day or, if such next succeeding Eurocurrency Business Day falls in the next succeeding calendar month, on the next preceding Eurocurrency Business Day, and (c) no Eurocurrency Interest Period shall be permitted which would end after the Termination Date.

         "Eurocurrencv Rate Loan" shall mean any Loan which bears interest at the Eurocurrency Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Federal Reserve Bank of New York from time to time as the opening federal funds rate; as conclusively determined by the Agent, absent manifest error, such rate to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

         "First Chicago" shall mean The First National Bank of Chicago, in its individual capacity, and it successors.

         "Fixed Charge Coverage Ratio" of any person shall mean, as of any date, the ratio of (a) Consolidated EBITDA as calculated for the four most recently ended consecutive fiscal quarters of the Company plus all payments relating to operating leases of such person during such period to (b) all consolidated interest expense during such period for such person, plus all payments relating to operating leases of such person.

         "Floating Rate" shall mean, as of any date, the per annum rate equal to the greater of (i) the Corporate Base Rate in effect from time to time, or
(ii) the sum of the Federal Funds Rate in effect from time to time plus one-half of one percent (1/2 of 1%) per annum; which Floating Rate shall change simultaneously with any change in such Corporate Base Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

         "Foreign Borrower" shall mean any Borrower incorporated or formed in any jurisdiction other than any State of the United States of America or any political subdivision of any such State.

         "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America or any political subdivision of any such State.

         "Funded Indebtedness" of any person shall mean, as of any date, all Indebtedness of such person for borrowed money, including without limitation, all obligations under any Capital Lease, other than Subordinated Debt.

         "Generally Accepted Accounting Principles" shall mean Generally Accepted Accounting Principles in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in
Section 4.6.

         "Guarantor" shall mean each Domestic Borrower and each Domestic Subsidiary of any Borrower and each person becoming a Domestic Borrower or Domestic Subsidiary of any Borrower, or otherwise entering into a Guaranty from time to time.

         "Guaranty" shall mean the guaranty entered into by each Guarantor for the benefit of the Agent and the Banks pursuant to Article VIII of this Agreement and any other guaranties entered into by a Guarantor pursuant to
Section 5.1(f), as amended or modified from time to time.

         "Hazardous Materials" shall mean any material or substance: (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act (42 USC ss.9601 et. seq.) as amended and regulations promulgated under it;
(2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act (42 USC ss.6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls
(PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically Hazardous Material under any Environmental Law.

         "Indebtedness" of any person shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due or as are reasonably being contested, (iv) obligations as lessee under leases which have been in accordance with Generally Accepted Accounting Principles, recorded as Capital Leases, (v) obligations to purchase property or services if payment is required regardless of whether such property is delivered or services are performed (generally called "take or pay" contracts), (vi) obligations in respect of currency or interest rate swaps or comparable transactions valued at the maximum termination payment payable by the obligor, (vii) all obligations of others similar in character to those described in clauses (i) through (iv) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of May 30, 1996, as now and hereafter amended or modified from time to time, among the Company, the Banks, the Agent, the Collateral Agent and the Note Purchasers.

         "Interest Payment Date" shall mean (a) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period with respect to such Eurocurrency Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each August, November, February and May occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Eurocurrency Interest Period.

         "Investment Grade Senior Debt Rating" means, at any date, a person's senior unsecured long term debt is rated BBB- or better by Standard & Poor's Corporation and Baa3 or better by Moody's Investor Service, Inc.

         "Issuing Bank" shall mean First Chicago, together with its successors and assigns, and any other Bank hereafter designated as an "Issuing Bank" upon the prior written agreement of the Company, the Agent and such Bank.

         "Jabil Malaysia" shall mean Jabil Circuit Sbn Bhd., a corporation organized and existing under the laws of Malaysia.

         "Jabil Ltd" shall mean Jabil Circuit Ltd., a corporation organized and existing under the laws of Scotland.

         "Letter of Credit" shall mean a Bank Guarantee, S/L/C or C/L/C having a stated expiry date or a date by which any draft drawn thereunder must be presented not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date, issued by the Issuing Bank on behalf of the Banks for the account of any Borrower under an application and related documentation acceptable to the Issuing Bank requiring, among other things, immediate reimbursement by such Borrower to the Issuing Bank in respect of all drafts or other demand for payment honored thereunder and all reasonable and customary expenses paid or incurred by the Issuing Bank relative thereto.

         "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1 in which each Bank acquires a pro rata participation (based on such Bank's Commitment) pursuant to
Section 2.4(d).

         "Letter of Credit Documents" shall have the meaning set forth in
Section 3.3(b).

         "Lien" shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, financing statement filing, or any other type of lien, charge, encumbrance or other similar claim or right.

         "Loan" shall mean any Revolving Credit Loan or any Swing Line Loan, as the context may require.

         "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and any other agreement, instrument or document executed at any time in connection with this Agreement.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of any Borrower or any Subsidiary, (b) the ability of any Borrower to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Agent or the Banks under any Loan Document.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "Net Cash Proceeds" shall mean, in connection with any issuance or sale of any Capital Stock, the cash proceeds received from such issuance, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees and other costs and expenses actually incurred in connection therewith.

         "Net Income" of any person shall mean, for any period, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) of such person for such period, all as determined in accordance with Generally Accepted Accounting Principles.

         "Notes" shall mean the Revolving Credit Notes and the Swing Line Notes; "Note" shall mean any Revolving Credit Note or any Swing Line Note.

         "Note Purchase Agreement" shall mean the Note Purchase Agreement between the Company and the Note Purchasers dated as of May 30, 1996, as amended or modified from time to time.

         "Note Purchasers" shall mean Connecticut General Life Insurance Company, Life Insurance Company of North America and Metropolitan Life Insurance Company.

         "Original Dollar Amount" shall mean, with respect to any Advance, the Equivalent in Dollars of the original principal amount of such Advance specified in the related request therefor given by a Borrower pursuant to
Section 2.4(a) as such amount is reduced by payments of principal made in respect of such Advance in Dollars (or the Dollar Equivalent thereof in the case of a payment made in a Permitted Currency other than Dollars) and (b) as such amount is adjusted pursuant to Section 3.1(c).

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurocurrency Rate Loans or Swing Line Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus, with respect to Loans denominated in Dollars, the Floating Rate and, with respect to Loans denominated in any other Permitted Currency, the relevant market rate for such Permitted Currency plus the Applicable Rate for Eurocurrency Rate Loans, and
(c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERIS.

         "Permitted Currency" shall mean Dollars and any currency which is freely transferable and convertible into Dollars and is either (a) issued by an OECD country (as such designation shall change from time to time) and is approved by all the Banks or (b) any other currency approved by all the Banks. A list of all OECD countries as of the Effective Date is set forth in Schedule l.l(b), which Schedule shall be updated, if necessary, by the Agent on each anniversary of the Effective Date.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

         "Person" or "person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pledge Agreement" shall mean the Pledge Agreement entered into by the Company in favor of the Collateral Agent for the benefit of the Banks and the Note Purchasers pursuant to the Intercreditor Agreement in substantially the form of Exhibit B hereto, as amended or modified from time to time.

         "Private Placement Debt" shall mean the Indebtedness evidenced by the Senior Notes.

         "Private Placement Documents" shall mean the Note Purchase Agreement, the Senior Notes, together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as amended or modified from time to time and any other documents executed in exchange or replacement therefor.

         "Prohibited Transaction" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Banks" shall mean Banks holding not less than sixty-six percent (66%) of the aggregate principal amount of the Advances then outstanding (or sixty-six percent (66%) of the Commitments if no Advances are then outstanding).

         "Requirement of Law" shall mean as to any person, the certificate of incorporation and bylaws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

         "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

         "Revolving Credit Note" shall mean any promissory note of any Borrower evidencing the Revolving Credit Advances in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Revolving Credit Loan" shall mean any Borrowing under Section 2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a).

         "Security Documents" shall mean, collectively, the Pledge Agreement, the Guaranties, the Intercreditor Agreement and all other related agreements and documents, including financing statements and similar documents delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances.

         "Senior Notes" shall mean the 6.89% Senior Notes due May 30, 2004 issued pursuant to the Note Purchase Agreement.

         "S/L/C" shall mean any standby letter of credit issued by the Issuing Bank hereunder.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

         "Swing Line Bank" shall mean First Chicago, together with its successors and assigns, and any other Bank hereafter designated as a "Swing Line Bank" upon the prior written agreement of the Company, the Agent and such Bank.

         "Swing Line Facility" shall have the meaning specified in Section
2.1(b).

         "Swing Line Interest Period" shall mean, with respect to any Swing Line Loan, the period commencing on the day such Swing Line Loan is made and ending on the date agreed upon between the Borrower requesting such Loan and the Swing Line Bank at the time such Swing Line Loan is made, provided no Swing Line Interest Period which would end after the Termination Date shall be permitted.

         "Swing Line Loan" shall mean any borrowing under Section 2.4 evidenced by a Swing Line Note and made pursuant to Section 2.1 (b).

         "Swing Line Note" means any promissory note of any Borrower payable to the order of the Swing Line Bank, in substantially the form annexed hereto as Exhibit D, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Swing Line Rate" shall mean, with respect to any Swing Line Rate Loan, the rate per annum agreed upon between the Borrower requesting such Loan and the Swing Line Bank at the time such Swing Line Rate Loan is made.

         "Tangible Net Worth" of any person shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

         "Termination Date" shall mean the earlier to occur of (a) August 6, 2000 and (b) the date on which the Commitments shall be terminated pursuant to
Section 2.2 or 6.2.

         "Total Capitalization" of any person shall mean the sum of (a) Tangible Net Worth plus (b) Funded Indebtedness plus (c) deferred income taxes of such person.

         "Total Indebtedness" of any person shall mean, as of any date, all Indebtedness of such person for borrowed money, including without limitation, all obligations under any Capital Lease and Subordinated Debt.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Company", "Borrower", "Borrowers", "Borrowing Subsidiary", "Borrowing Subsidiaries",

"Original Credit Facility", "Original Loan Agreement" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Banks. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                  ARTICLE II.
                        THE COMMITMENTS AND THE ADVANCES

          2.1   Commitments of the Banks.

               (a) Revolving Credit Advances. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4 and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). On the date of each Advance, the Dollar Equivalent on such date of all Advances, including the Advances to be made or requested on such date, shall not exceed the Aggregate Commitment.

               (b) Swing Line Loan. (i) Any Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, in its sole discretion provided that the requirements of Section 2.6 are complied with by the Borrowers at the time of such request, make, Swing Line Loans to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any date the lesser of (A) $10,000,000 (or the Dollar Equivalent thereof in any other Permitted Currency) (the "Swing Line Facility") and (B) the aggregate of the unused portions of the Commitments of the Banks as of such date. Each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's pro rata share (based on such Bank's Commitment) of each Swing Line Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Bank, but no Bank's Commitment, other than the Swing Line Bank, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a)(i). Swing Line Loans shall bear interest at the Floating Rate or at the Swing Line Rate, as elected by the Borrower requesting such Loan pursuant to Section 2.4. Within the limits of the Swing Line Facility, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Loans, the Borrowers may borrow and reborrow under this Section 2.1(b)(i)

                  (ii) The Swing Line Bank may at any time in its sole and absolute discretion require that any Swing Line Loan be refunded by a Revolving Credit Loan which is, in the case of any Swing Line Loan denominated in Dollars, a Floating Rate Loan, and in the case of any Swing Line Loan in any other Permitted Currency, a Eurocurrency Rate Loan in the same Permitted Currency in which such Swing Line Loan is denominated, and upon written notice thereof by the Swing Line Bank to the Agent, the Banks and the Borrower for any such Swing Line Loan, such Borrower shall be deemed to have requested a Revolving Credit Loan for the account of such Borrower for any such Swing Line Loan bearing interest at the Floating Rate or Eurocurrency Rate with an Interest Period of one month, as provided above, in an amount equal to the amount of any such Swing Line Loan in the same Permitted Currency in which such Swing Line Loan is denominated (unless a Default or Event of Default has occurred and is continuing at which time all Swing Line Loans being refunded under this Section 2.1(b)(ii) or Section 2.1(b)(iii) may, at the option of the Required Banks, be converted to Dollars), and such Revolving Credit Loan shall be made to refund such Swing Line Loan. Each Bank shall be absolutely and unconditionally obligated (except as set forth in Section 2.1(b)(i)) to fund its pro rata share (based on such Bank's Commitment) of such Revolving Credit Loan or, if applicable, purchase a participating interest in the Swing Line Loans pursuant to Section 2.1(b)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or any Borrower or any of their respective Subsidiaries may have against the Agent, any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to
Section 2.1(b)(iii); (C) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries; (D) any breach of this Agreement by any Borrower or any of their respective Subsidiaries or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                  (iii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(i)), Revolving Credit Loans may not be made by the Banks as described in Section 2.1(b)(ii), then (A) each Borrower agrees that each Swing Line Loan not paid pursuant to Section 2.1(b)(ii) shall bear interest, payable on demand by the Agent, at the Overdue Rate then applicable to Floating Rate Loans with respect to Swing Line Loans denominated in Dollars and at the Overdue Rate then applicable to Eurocurrency Rate Loans in the Permitted Currency in which such Swing Line Loan is denominated in all other cases, and (B) effective on the date each such Revolving Credit Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in the Swing Line Loans by paying its participation percentage thereof. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Borrower of such Swing Line Loan severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of any Borrower, at the interest rate specified above and (y) in the case of such Bank, the Federal Funds Rate.

                  (c) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Credit Advances made by any Bank at any time outstanding shall not exceed the amount of its respective

Commitment as of the date any such Advance is made, (ii) the Dollar Equivalent of the aggregate principal amount of all Revolving Credit Advances at any time outstanding to any Borrower shall not exceed the amount set forth next to the name of such Borrower set forth on Schedule l.l(a), and (iii) the Dollar Equivalent of the aggregate principal amount of Revolving Credit Advances and Swing Line Loans outstanding to the Borrowers shall not exceed the Aggregate Commitment, provided, however, that the Dollar Equivalent of the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $10,000,000.

                  2.2 Termination and Reduction of Commitments. (a) (i) The Company shall have the right to terminate or reduce the Aggregate Commitment at any time and from time to time at its option, provided that (A) the Company shall give five days' prior written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (B) each partial reduction of the Aggregate Commitment shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to the name of each such Bank, (C) no such termination or reduction shall be permitted with respect to any portion of the Aggregate Commitment as to which a request for a Borrowing pursuant to Section 2.4 is then pending and (D) the Aggregate Commitment may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding.

The Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.2(a), whether optional or mandatory, may not be reinstated. The Borrowers shall immediately prepay the Loans to the extent they exceed the reduced Aggregate Commitment pursuant hereto, and any reduction hereunder shall reduce the Commitment amount of each Bank proportionately in accordance with the respective Commitment amounts for each such Bank set forth on the signature pages hereof next to the name of each such Bank.

                           (b)      For purposes of this Agreement, a Letter of
Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed by a Revolving Credit Loan as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid. Upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Borrower.

                  2.3 Fees. (a)(i) The Company agrees to pay to the Banks a commitment fee on the daily average unused amount of the Aggregate Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Rate.

                  (ii) During any calendar quarter during the period from the Effective Date to but excluding the Termination Date when the aggregate amount of outstanding Advances exceeded 50% of the Aggregate Commitment at any time during such quarter, the Company agrees to pay to the Banks a usage fee on the daily average amount of outstanding Advances during such quarter at a rate equal to the Applicable Rate.

                  (iii) Accrued commitment and usage fees shall be payable quarterly in arrears in Dollars on the last Business Day of each August, November, February and May, commencing on the first such Business Day occurring after the date of this Agreement, and on the Termination Date. For the purpose of calculating the fees under this Section 2.3(a) only, the aggregate amount of S/L/Cs and Bank Guarantees outstanding shall constitute usage of the Commitment while the aggregate amount of C/L/Cs outstanding shall not constitute usage of the Commitment. For the purpose of calculating the fees under this Section 2.3(a) only, but not for the purpose of calculating the available Commitment of each Bank, Swing Line Loans shall not constitute usage of the Commitment for any Bank other than the Swing Line Bank for the purpose of calculating the commitment fee and will count as usage of the Aggregate Commitment for the purpose of calculating the usage fee.

                           (b)      The Borrowers agree to pay (i) with respect
to S/L/Cs, (A) a fee to Agent for the benefit of the Banks computed at the Applicable Rate on the maximum amount available to be drawn from time to time under such S/L/C for the period from and including the date of issuance of such S/L/C to and including the stated expiry date of such S/L/C and (B) to pay an additional fee to the Issuing Bank for its own account computed at the rate of one-eighth of one percent (1/8 of 1%) per annum of such maximum amount for such period, which fee shall be paid annually in advance at the time such S/UC is issued or amended, (ii) with respect to C/L /Cs, a fee to the Agent for the ratable benefit of the Banks computed at the rate of three-eighths of one percent (1/8 of 1%) per annum, which fees shall be paid at each time as any C/L/C is presented or drawn upon, in whole or in part on the amount of such C/L/C which is presented or drawn upon, in whole or in part, and (iii) with respect to Bank Guarantees, a fee to the Agent for the ratable benefit of the Banks computed at the rate of seven-eighths of one percent (7/8 of 1%) per annum on the maximum amount available to be drawn from time to time under such Bank Guarantee for the period from and including the date of issuance of such Bank Guarantee to and including the stated expiry date of such Bank Guarantee, which fee shall be paid by the Borrower in advance at three month intervals from issuance of the Bank Guarantee. Such fees are nonrefundable and the Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrowers further agree to pay to the Issuing Bank, on demand, such other customary and reasonable administrative fees, charges and expenses of the Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued in accordance with a schedule of fees provided by the Issuing Bank to the Company.

                           (c)      The Company also agrees to pay to each Bank
on the Effective Date an upfront fee in an amount equal to five: one-hundredths of one percent (.05%) of the amount of such Bank's Commitment.

                           (d)      The Company agrees to pay to the Agent and
First Chicago Capital Markets, Inc. (the "Arranger") an arrangement fee and an agency fee for their services as Agent and Arranger, respectively, under this Agreement in such amounts as may from time to time be agreed upon by the Company, the Agent and the Arranger.

                  2.4 Disbursement of Advances. (a) Except with respect to Swing Line Loans, a Borrower shall give the Agent notice of its request for each Advance in substantially the form of Exhibit E hereto at the principal office of the Agent and at the Applicable Administrative Office with respect to such

Advance not later than 11:00 a.m. local time of the Applicable Administrative Office (i) three Eurocurrency Business Days prior to the date such Advance is requested to be made if such Borrowing is to be made as a Eurocurrency Rate Borrowing, and (ii) three Business Days prior to the date any Letter of Credit Advance is requested to be made and (iii) on the date such Advance is requested to be made if such Advance is to be made as a Floating Rate Borrowing. Such notice shall specify whether a Eurocurrency Rate Loan, Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurocurrency Rate Loan, the Interest Period to be initially applicable to such Loan and the Permitted Currency in which such Loan is to be denominated. With respect to Swing Line Loans, a Borrower shall give the Swing Line Bank notice of its request for each Swing Line Loan in substantially the form of Exhibit E hereto at the Applicable Administrative Office with respect to such Advance not later than 1:00 p.m. local time of the Applicable Administrative Office on the same Business Day any Swing Line Loan is requested to be made which notice shall specify the Permitted Currency in which such Loan is to be denominated and whether such Borrower elects the Swing Line Rate or the Floating Rate with respect to such Swing Line Loan. The Agent, on the same day any such notice is given, shall provide notice of such requested Loan, other than any Swing Line Loan, to each Bank (which notice shall be provided by 1:00 p.m. local time of the Applicable Administrative Office with respect to Floating Rate Loans). Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Borrower requesting such Loan by depositing the proceeds thereof, in immediately available, freely transferable cleared funds, in the case of any Loan denominated in Dollars in an account maintained and designated by such Borrower, and, in all other cases, in an account maintained and designated by such Borrower at a bank acceptable to the Agent in the principal financial center of the country issuing the Permitted Currency in which such Loan is denominated or in such other place specified by the Agent. Subject to the terms and conditions of this Agreement, the Issuing Bank shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrower requesting such Letter of Credit. Notwithstanding anything herein to the contrary, the Issuing Bank may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.

                           (b)      Each Bank, on the date any Loan is
requested to be made, shall make its pro rata share of such Loan available in immediately available, freely transferable cleared funds for disbursement to the Borrower requesting such Loan pursuant to the terms and conditions of this Agreement, in the case of any Loan denominated in Dollars, at the principal office of the Agent and, in all other cases, to the account of the Agent at its designated branch or correspondent bank in the country issuing such Permitted Currency in which such Loan is denominated or at such other place specified by the Agent. Unless the Agent shall have received prior notice from any Bank that such Bank will not make available to the Agent such Bank's pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.4. If, after receiving notice of a Loan from the Agent in accordance with this Section 2.4, and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Borrower, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate or the relevant market interbank compensation rate with respect to Permitted Currencies other than Dollars then in effect. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as part of the related Borrowing for purposes of this Agreement and interest shall accrue from the date of the related Borrowing. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Loan on the date such

Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

                           (c)      All Revolving Credit Loans made under this
Section 2.4 shall be evidenced by the Revolving Credit Notes and all Swing Line Loans made under this Section 2.4 shall be evidenced by the Swing Line Notes, and all such Loans shall be due and payable and bear interest as provided in
Article III. Each Bank is hereby authorized by the Borrowers to record on its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Borrowers of their obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, each Borrower may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans.

                           (d)      Nothing in this Agreement shall be
construed to require or authorize any Bank to issue any Letter Credit, it being that the Issuing Bank has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Issuing Bank's performance of such obligations. Upon such issuance by the Issuing Bank, each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to each Bank on the date such draft or demand is honored unless a Borrower shall have satisfied its reimbursement obligation by payment to the Issuing Bank on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Issuing Bank available in immediately available funds at the principal office of the Agent for the account of the Issuing Bank, subject to Section 9.5(b). If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent at a per annum rate equal to, in the case of the Borrower at the Floating Rate or the relevant interbank compensation market rate plus the Applicable Rate with respect to Permitted Currencies other than Dollars and, in the case of any Bank, the Federal Funds Rate or the relevant interbank compensation market rate with respect to Permitted Currencies other than Dollars. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall, subject to Section 3.3(a)(ii), constitute a Revolving Credit Loan by such Bank as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Borrower for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

                  2.5 Conditions for First Disbursement. The obligation of each Bank to make its first Advance hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following makers, in form and substance reasonably satisfactory to the Agent:

                           (a)      Charter Documents. Certificates of recent
date of the appropriate authority or official and each Borrower's and each Guarantor's state of incorporation listing all charter documents of such Borrower or such Guarantor, on file in that office and certifying as to the good standing and corporate existence of such Borrower or such Guarantor, together with copies of such charter documents of such Borrower or such Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor;

                           (b)      By-Laws and Corporate Authorizations.
Copies of the by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by such Borrower or such Guarantor to authorize the execution, delivery and performance by such Borrower or such Guarantor of the Loan Documents to which it is a party and the consummation by such Borrower or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor;

                           (c)      Incumbency Certificate. Certificates of
incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of such Borrower or such Guarantor in connection with the Loan Documents and the consummation by such Borrower or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor; Bank;

                           (d)      Notes. The Notes, duly executed on behalf of
each Borrower, for each Bank;

                           (e)      Security Documents. The Security Documents
duly executed on behalf of each Borrower and each Guarantor granting to the Banks and the Agent the collateral and security intended to be provided pursuant to Section 2.10.

                           (f)      Legal Opinion. The favorable written
opinion of Linda Moore, General Counsel of the Company, and the favorable written opinion of counsel of Jabil Circuit Ltd. each in substantially the form of Exhibit F attached hereto; and

                           (g)      Consents, Approvals, Etc. Copies of all
governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of each Borrower and each Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement and the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor, or, if none are required, a certificate of such officer to that effect.

                  2.6 Further Conditions for Disbursement. The obligation of each Bank to make any Advance (including its first Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

                           (a)      The representations and warranties
contained in Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Advance is made, continued or converted (both before and after such Advance is made, continued or converted) as if such representations and warranties were made on and as of such date; and

                           (b)      of Default and no Default shall exist or
shall have occurred and be continuing on the date such Advance is made, continued or converted (whether before or after such Advance is made, continued or converted); and

                           (c)      In the case of any Letter of Credit
Advance, the Borrower requesting such Letter of Credit Advance shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of such Borrower.

Each Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the requesting of, the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5. I(d)(ii) and (iii).

                  2.7 Subsequent Elections as to Borrowings. A Borrower may elect (a) to continue a Eurocurrency Rate Borrowing, or a portion thereof, as a Eurocurrency Rate Borrowing, or (b) may elect to convert a Eurocurrency Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurocurrency Rate Borrowing, or (d) elect to convert a Loan denominated in a Permitted Currency to a Loan denominated in another Permitted Currency, in each case by giving notice thereof to the Agent in substantially the form of Exhibit G hereto at the principal office of the Agent and at the Applicable Administrative Office with respect to such Loan not later than 11:00 a.m. local time of the Applicable Administrative Office (i) three Eurocurrency Business Days prior to the date any such continuation of or conversion to a Eurocurrency Rate Borrowing is to be effective and (ii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurocurrency Rate Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurocurrency Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day any such notice is given, shall promptly provide notice of such election to the Banks. If a Borrower shall not timely deliver such a notice with respect to any outstanding Eurocurrency Rate Borrowing, the Borrower shall be deemed to have elected to convert such Eurocurrency Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

                  2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurocurrency Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurocurrency Rate Borrowing pursuant to Section 2.7, (a) in the case of any Eurocurrency Rate Borrowing, deposits in the relevant Permitted Currency for periods comparable to the Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (b) any Bank reasonably determines that the Eurocurrency Rate will not adequately and fairly reflect the cost to such Bank of making, funding or maintaining the related Eurocurrency Rate Loan and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Eurocurrency Rate Borrowing or (ii) to continue such Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing or (iii) to convert a Loan to such a Eurocurrency Rate Loan, and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Eurocurrency Rate Borrowing of the affected type pursuant to Section 2.4 or a continuation of or conversion to a Eurocurrency Rate Borrowing pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again honor requests, subject to this Agreement, for Eurocurrency Rate Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Eurocurrency Rate Borrowings of the affected type pursuant to Section 2.7.

                  2.9 Minimum Amounts: Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, (b) conversions or payments required pursuant to Section 3.1(c) or Section 3.7, (c) Revolving Credit Loans requested as a result of the refusal of the Agent to make a Swing Line Loan, in which case the minimum amount of the Loan shall be $100,000, and (d) Revolving Credit Loans disbursed to satisfy reimbursement obligations under Letters of Credit pursuant to Section 3.3(a), each Revolving Credit Loan and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of, with respect to Floating Rate Loans, $1,000,000 and in integral multiples of $100,000 and, with respect to Eurocurrency Rate Loans, $3,000,000 and in integral multiples of $500,000. Notwithstanding anything herein to the contrary, (a) all Loans must be denominated in a Permitted Currency and (b) Floating Rate Loans must be denominated in Dollars.

                  2.10 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Banks and the Agent, each Borrower shall execute and deliver, or cause to be executed and delivered, to the Banks and the Agent Security Documents granting the following:

                           (a)      Pledges of 65% of all capital stock of all
Foreign Subsidiaries (other than Jabil Malaysia) and any future Foreign Subsidiary.

                           (b)      Guaranties of all Domestic Borrowers and
present and future Domestic Subsidiaries.

                                  ARTICLE III.
                            PAYMENTS AND PREPAYMENTS

                  3.1 Principal Payments. (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

                           (b)      The Borrowers may at any time and from time
to time prepay all or a portion of the Loans without premium or penalty, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Eurocurrency Rate Loan is pending pursuant to Section 2.7, and (ii) unless earlier payment is required under this Agreement or unless

Borrower pays all amounts required pursuant to Section 3.9, any Eurocurrency Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan and (iii) such prepayment shall only be permitted if a Borrower shall have given notice thereof on the Business Day of such prepayment with respect to prepayment of Floating Rate Loans, not less than three Eurocurrency Business Days' notice thereof with respect to prepayment of Eurocurrency Rate Loans, such notice specifying the Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.9 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified date.

                           (c)      If at any time (i) the Dollar Equivalent of
the aggregate outstanding principal amount of the Revolving Credit Advances and Swing Line Loans shall exceed the Aggregate Commitments or (ii) the Dollar Equivalent of the aggregate outstanding principal amount of the Revolving Credit Advances to any Borrower shall exceed the sublimit specified for such Borrower on Schedule l.l(a), the Borrowers, in the case of clause (i) above, or the relevant Borrower, in the case of clause (ii) above, shall forthwith pay to the Banks, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Loans, provided that if any such prepayment would be in excess of the outstanding amount of the Loans, the Borrowers or the relevant Borrower, as the case may be, shall deliver cash collateral to the Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Loans and the Company hereby grants to the Agent, for the benefit of the Banks, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Agent.

                           (d)      If, pursuant to Section 2.7, a Borrowing,
or portion thereof, is continued or converted, such Borrowing or portion thereof shall be repaid on the last day of the related Interest Period in the Permitted Currency in which such Borrowing is then denominated and (i) in the case of any conversion, the Agent shall readvance to the Borrower making such request the Equivalent of the Original Dollar Amount of the Borrowing or portion thereof as has been so repaid by the Borrower in the Permitted Currency requested pursuant to Section 2.7, and (ii) in the case of any continuation when the aggregate outstanding amount of Advances exceeds 90% of the Aggregate Commitment, the Agent shall readvance to the Borrower the same amount of such Permitted Currency as has been so repaid. The Agent shall provide prompt notice to the Company and the Banks of the activation of clause (ii) above. For purposes of effecting the repayment required by this Section 3.1(d), the Agent shall apply the proceeds of such readvance toward the repayment of such Borrowing or portion thereof on the last day of the related Interest Period. In the case of any conversion, the Agent shall be deemed to have applied the proceeds of such Advance toward the purchase of the Permitted Currency to be repaid and to have applied the proceeds of such purchase toward such repayment. If after any such application there shall remain owing an amount of the Permitted Currency due to the Agent, for the benefit of the Banks, or if an excess of such Permitted Currency shall result, such Borrower shall pay to the Banks, or, if no Default or Event of Default shall have occurred and be continuing, the Banks shall return to such Borrower the amount of such deficiency or such excess. In the case of any continuation described in clause
(ii) above, on the last day of such Interest Period, the Original Dollar Amount of such Borrowing or portion thereof shall be adjusted to equal the amount in Dollars resulting from the conversion of the amount of such Permitted Currency so readvanced to Dollars determined as of the second Business Day preceding such day. On the date of each such conversion or continuation, if the Dollar Equivalent on such date of all outstanding Advances, including the Advances being continued or converted, exceed, the Aggregate Commitment, the Borrower shall take the following actions in the following order until such excess of the Dollar Equivalent of all Advances over the aggregate Commitments of the Banks is eliminated: (a) on such date, first, reduce or withdraw any pending request for a new Advance in Dollars to be made on such date, second, repay in Dollars any Floating Rate Loan denominated in Dollars then outstanding, and third, reduce the amount of, or repay, in the Permitted Currency in which such Borrowing is denominated, any Advance which the Borrower has requested to be converted or continued on such date, and (b) on the last day of each Eurocurrency Interest Period ending thereafter, reduce the amount of, or repay in the Permitted Currency in which such Borrowing is denominated, any Advance which the Borrower has requested to be converted or continued on such last day.

                  3.2 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                           (a)      With respect to Revolving Credit Loans:

                                    (i)      During such periods that such Loan
is a Floating Rate Loan, the Floating Rate.

                                    (ii)     During such periods that such Loan
is an Eurocurrency Rate Loan, the Eurocurrency Rate applicable to such Loan for each related Eurocurrency Interest Period.

                           (b)      With respect to Swing Line Loans, the Swing
Line Rate or Floating Rate applicable to such Loan.

Notwithstanding the foregoing paragraphs (a) through (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) on and after an Event of Default.

                  3.3 Letter of Credit Reimbursement Payments. (a)(i) Each Borrower agrees to pay to the Banks, on the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Issuing Bank relative thereto. Unless a Borrower shall have made such payment to the Agent on such day, upon each such payment by the Issuing Bank, subject to Section 3.3(a)(ii), the Issuing Bank shall be deemed to have disbursed to such Borrower, and such Borrower shall be deemed to have elected to satisfy its reimbursement obligation by, a Revolving Credit Loan bearing interest at the Floating Rate for the account of the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall, subject to Section 3.3(a)(ii), be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Borrower under this Section 3.3 shall be deemed satisfied; provided. however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                           (ii)     If, for any reason (including without
limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(i)), Floating Rate

Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) each Borrower agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of any Borrower, the interest rate then applicable to Floating Rate Loans and
(y) in the case of such Bank, the Federal Funds Rate.

                           (b)      The reimbursement obligation of each
Borrower under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Banks hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, any Borrower:

                                    (i)      Any lack of validity or
enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                                    (ii)     Any amendment, modification,
waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                                    (iii)    The existence of any claim,
setoff, defense or other right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;


                                    (iv)     Any draft or other statement or
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (v)      Payment by the Issuing Bank to the
beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                                    (vi)     Any failure, omission, delay or
lack on the part of the Agent, the Issuing Bank or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, the Issuing Bank, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, the Issuing Bank, any Bank or any such party;

                                    (vii)    Any other event or circumstance
that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to such Borrower against the Agent, the Issuing Bank or any Bank. Nothing in this
Section 3.3 shall limit the liability, if any, of the Agent or the Issuing Bank to any Borrower pursuant to Section 9.5.

                  3.4 Payment Method. (a) All payments to be made by the Borrower hereunder shall be made to the Agent for the account of the Banks in the specified or relevant currency in freely transferable, cleared, same-day funds, not later than 12:00 p.m. local time in the place specified for payment on the date on which such payment is due. Payments of principal and interest on any Loan denominated, and of any other amounts due, in a Permitted Currency other than Dollars shall be made by the Borrowers by credit to the account of the Agent at its designated branch or correspondent bank in the country issuing the relevant Permitted Currency or in such other place specified by the Agent with respect to such Loan or amount under Section 2.4(b). Payments of any other amounts due under this Agreement shall be made to the Applicable Administrative Office of the Agent. Payments received after 12:00 p.m. at the place for payment shall be deemed to be payments made prior to 12:00 p.m. at the place for payment on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                           (b)      At the time of making each such payment, a
Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Borrowers to the Banks arising under this Agreement.

                           (c)      On the day such payments are deemed
received, the Agent shall promptly remit to the Banks their pro rata shares of such payments in immediately available funds, (i) in the case of payments of principal and interest on any Borrowing denominated in a Permitted Currency other than Dollars, at an account maintained and designated by each Bank at a bank in the principal financial center of the country issuing the Permitted Currency in which such Borrowing is denominated or in such other place specified by the Agent and agreed to by the Banks and (ii) in all other cases, to the Banks at their respective address in the United States specified for notices pursuant to Section 9.2. Such pro rata shares shall be determined with respect to each such Bank, (i) in the case of payments of principal and interest on any Borrowing, by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(d) and amounts payable to any Bank under Section 2.4 or 3.6) by the ratio which the Commitment of such Bank bears to the Aggregate Commitment.

                           (d)      This Agreement arises in the context of an
international transaction, and the specification of payment in a specific currency at a specific place pursuant to this Agreement is of the essence. Such specified currency shall be the currency of account and payment under this Agreement. The obligations of the Borrowers hereunder shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Banks under normal banking procedure, does not yield the amount of such currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under this Agreement, the Banks shall have an independent cause of action against the Borrowers for the currency deficit.

              (e) If for purposes of obtaining judgment in any court it becomes necessary to convert any currency due hereunder into any other currency, the Borrowers will pay such additional amount, if any, as may be necessary to ensure that the amount paid in respect of such judgment is the amount in such other currency which, when converted at the Agent's spot rate of exchange prevailing on the date of payment, would yield the same amount of the currency due hereunder. Any amount due from the Borrowers under this Section 3.4(e) will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

         3.5 No Setoff or Deduction. (a) All such payments shall be made free and clear of any present or future taxes or withholdings and without any set-off or counter claim or any restriction or condition or deduction whatsoever. The Borrowers shall indemnify the Agent and each Bank against any taxes or charges (other than on net overall income) which may be claimed from it in respect of the Advances or any of them or any sum payable by the Borrowers or any of them hereunder and against any costs, charges and expenses or liabilities in respect of such claim and such indemnity shall survive the termination of the Commitments.

              (b) If at any time any Borrower is required by law or by any directive or order of any court of competent jurisdiction to make any deduction or withholding of whatsoever nature from any payment due under this Agreement or any of the Loan Documents, such Borrower will ensure that the same does not exceed the minimum liability therefor and will (a) pay to any Bank on request such additional amount as such Bank certifies will result in the net amount received by it after all deductions being equal to the full amount which would have been receivable had there been no deduction or withholding and (b) pay forthwith to the relevant authorities the full amount of the deduction or withholding and deliver to the Agent such an official receipt, certificate or other proof evidencing the amount paid in respect of such deduction or withholding. Any additional amount paid under this sub-clause shall not be treated as interest but as agreed compensation.


              (c) If any payment by any Borrower is made to or for the account of any Bank after deduction for or on account of tax, and additional payments are made by the Borrower then, if any Bank shall receive or be granted a credit against or remission for such tax, such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to such Borrower such amount as such Bank shall, in its absolute opinion, have concluded to be attributable to the relevant tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Bank to arrange its affairs in whatever manner it thinks fit and, in particular, the Banks shall not be under any obligation to claim relief from its corporation profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Bank to disclose any information relating to its tax affairs. Such reimbursement shall be made as soon as reasonably practical upon such Bank certifying that the amount of such credit or remission has been received by it.



                                      -26

         3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days or as determined by custom and practice in the relevant market with respect to any Loan denominated in a Permitted Currency other than Dollars, for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.7 Additional Costs. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Advances, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by any Bank or the Agent, thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurocurrency Rate Loan, such Bank or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Eurocurrency Rate Loan. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth
(i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, and (iii) a calculation in reasonable detail of the amounts requested. Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

         (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, but applicable to banks or financial institutions generally, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, and (iii) a calculation in reasonable detail of the amounts requested. Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.


         3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Advance under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, any Borrower to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 9.2, the Borrowers shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.9, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

         3.9 Indemnification. If any Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto, (whether pursuant to Section 3.8 or Section 6.2 or otherwise), or if any Borrower fails to borrow or convert any Loan after notice has been given to the Banks in accordance with Section 2.4 or Section 2.7, the Borrowers shall reimburse each Bank on demand for any resulting net loss or expense incurred by each such Bank after giving credit for any earnings or other quantifiable financial benefit to such Bank from such Bank's investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation, provided that before delivery of such statement, each Bank shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section. Calculation of all amounts payable to such Bank under this Section 3.9 shall be made as though such Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

         3.10 Right of Banks to Fund Through Other Offices. Each Bank may perform its Commitment to fund its pro rata share of any Eurocurrency Rate Loan or, with respect to the Swing Line Bank, any Swing Line Loan to the Borrowers by causing an affiliate of such Bank to provide such funds in accordance with the terms of this Agreement. For all purposes of this Agreement, any amounts so advanced shall be deemed to have been advanced by such Bank, and the obligation of the Borrowers to repay such amounts shall be as provided in this Agreement.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower and each Guarantor represents and warrants to the Agent and the Banks that:

         4.1 Corporate Existence and Power. Each Borrower and each Guarantor is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on the business and financial condition of the Company and its Subsidiaries taken as a whole. Each Borrower and each Guarantor have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by each Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's or such Guarantor's charter or by-laws, or of any material contract or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of their property is bound and do not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents when delivered hereunder will be, legal, valid and binding obligations of each Borrower and each Guarantor party thereto enforceable against each Borrower and each Guarantor party thereto in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of each Borrower. Each Subsidiary and each corporation becoming a Subsidiary of any Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of each Borrower's and each Guarantor's knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided would result, either individually or collectively, in any material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole or in any Material Adverse Effect.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the fiscal year ended August 31, 1996 and reported on by KPMG Peat Marwick, independent certified public accountants, and the interim consolidated balance sheet, statements of income, and cash flows of the Company and its Subsidiaries as of and for the six-month period ended February 28, 1996, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to normal year-end adjustments). There has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole since August 31, 1996. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. Each Borrower will use the proceeds of the Loans for its general corporate purposes, including repayment of certain existing revolving credits. No Borrower nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Borrowers and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers or the Guarantors pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including without limitation any creditor, lessor or stockholder of any Borrower or any Guarantor, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents.

         4.9 Taxes. Each Borrower and each of their respective Subsidiaries has filed all material tax returns (federal, state and local applicable in the United States or any foreign jurisdiction) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof except where the failure to file such returns, pay such taxes or establish such reserves would not have a Material Adverse Effect.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, a Borrower or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property to the best of such Borrower's knowledge absent manifest error, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by a Borrower or any such Subsidiary material to the business or financial condition of Borrower's and their respective Subsidiaries taken as a whole, except for title defects that do not have a Material Adverse Effect. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Borrowers, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. No Borrower, any of their respective Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates.

         4.12 Disclosure. No report or other information furnished in writing or on behalf of any Borrower or any Guarantor to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of any Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to any Borrower or any Guarantor which has or which in the future may have (so far as any Borrower or any Guarantor reasonably can now foresee based on information currently available to such Borrower or any Guarantor) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of any Borrower in connection with the transactions contemplated hereby.

         4.13 Environmental and Safety Matters. The Borrowers and each of their respective Subsidiaries is in compliance with all Environmental Laws in jurisdictions in which such Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against any Borrower or any of their respective Subsidiaries, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any such Subsidiary. Neither any Borrower nor any of their respective Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions, except as disclosed on Schedule 4.13 hereto, and as to such matters disclosed on such Schedule, none will have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which any Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

         4.14 No Material Adverse Change. Neither any Borrower nor any of its Subsidiaries has received any notice, citation or communication of the nature referred to in Section 5.1(d)(i), except in respect of such matters as have been or are being remediated in all material respects or are being contested or remediated in good faith, and, in the case of any such matter being so contested or remediated, and as of the date of this Agreement, adequate provision for all material costs of any remediation is reflected in the financial statements referred to in Section 4.6 of this Agreement, and in respect of any such notice, citation or communication received after the date of this Agreement, will be reflected in the subsequent financial statements furnished to the Agent and the Banks pursuant to Sections 5.1(d)(ii), 5.1(d)(iii) and 5.1(d)(iv).

         4.15 No Default. Neither any Borrower nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.16 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to any Borrower or any Subsidiary could have a Material Adverse Effect.

                                   ARTICLE V.
                                   COVENANTS

         5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(g), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law.

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of any such Borrower.

              (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of any Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

              (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                   (i) Promptly and in any event within seven calendar days after becoming aware of the occurrence of (A) any Event of Default or Default, or (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of any Borrower or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of such Borrower, to result in a Material Adverse Effect, a statement of the chief financial officer of such Borrower setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                   (ii) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the treasurer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the treasurer of the Company stating
(A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                   (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of KPMG Peat Marwick, or other independent certified public accountants selected by the Company and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, together with (A) either (I) a written statement of the accountants that in making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default or Event of Default under this Agreement or (II) if they know of any Default or Event of Default, their written disclosure of its nature and status, provided that, the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default or Event of Default under this Agreement, and (B) a certificate of the treasurer of the Company stating (I) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (II) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;


                   (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which any Borrower sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                   (v) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of any Borrower, their respective Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer or any other officer of such Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that any Borrower, any of their respective Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                   (vi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

              (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time during normal business hours and from time to time, (i) permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent subject to the above terms and conditions and (ii) permit the Agent and any of its agents or representative to conduct a comprehensive field audit of its books, records, property and assets, which audits shall be performed once per year (unless an Event of Default has occurred in which case audits may be performed more frequently) and which audits shall be at the expense of the Borrowers. In connection with any activities of the Agent or any Bank pursuant to this Section 5.1(e), prior to any Default or Event of Default hereunder, the Agent and each of the Banks: (i) shall endeavor to give the Company three Business Days notice of any audit or visit, and (ii) shall follow the Company's standard security procedures.

              (f) Stamp Taxes. The Borrowers will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the Notes. The efficacy of this subsection shall survive the payment in full of the Notes.

              (g) Additional Security and Collateral. Promptly cause each person becoming a Domestic Subsidiary of any Borrower from time to time to execute and deliver to the Banks and the Agent, within 30 days after such person becomes a Domestic Subsidiary, a Guaranty, together with other related documents described in Section 2.5, and, the Company shall pledge 65% of the stock of each person becoming a Foreign Subsidiary of the Borrower if such Foreign Subsidiary is not financed outside of this Agreement, within 30 days after such person becomes a Foreign Subsidiary, in each case sufficient to pledge such stock to the Collateral Agent for the benefit of the Banks and the Note Purchasers pursuant to the Intercreditor Agreement. Each Borrower shall notify the Banks and the Agent, within 10 days after the occurrence thereof, any person's becoming a Subsidiary.

              (h) Further Assurances. Will execute and deliver within 30 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement and the Notes. In addition, the Company agrees to promptly deliver to the Agent and the Banks supplements to Schedule 4.4 listing any Subsidiary not listed in Schedule
4.4 hereto.

         5.2 Negative Covenants. Until the Tenmination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of each Bonrower under this Agreement, each Borrower agrees that, unless the Required Banks shall otherwise consent in writing it shall not:

              (a) Cunrent Ratio. Permit or suffer the Consolidated Current Ratio to be less than 1.40 to 1.00 at any time.

              (b) Fixed Charge Coverage Ratio. Permit or suffer the Consolidated Fixed Charge Coverage Ratio to be less than, at any time, 3.0 to 1.0; calculated as of the end of each fiscal quarter for the four immediately preceding fiscal quarters.

              (c) Tangible Net Worth. Permit or suffer Consolidated Tangible Net Worth at any time to be less than the sum of (i) $110,000,000 plus (ii) 75% of the Net Cash Proceeds of Capital Stock of the Company offered or otherwise sold after the Effective Date, plus (iii) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year of the Company commencing with the fiscal year ending August 31, 1997; provided, that, for the fiscal year ended August 31, 1997, Consolidated Net Income shall be calculated for the six-month period ending August 31, 1997.

              (d) Funded Indebtedness to Total Capitalization. Permit or suffer the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization at any time to exceed 0.60 to 1.0.

              (e) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                   (i)   The Advances;

                   (ii) The Indebtedness described in Schedule 5.2(e) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

                   (iii) Indebtedness of any Subsidiary of a Borrower owing to a Borrower or to any other Subsidiary of a Borrower;

                   (iv) Interest rate or currency swaps, rate caps or other similar transactions with any Bank (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination) not exceeding the aggregate amount of the Commitments;

                   (v) The Private Placement Debt in an aggregate principal amount not exceeding $50,000,000, together with guaranties of such Indebtedness by Domestic Subsidiaries;

                   (vi) Unsecured Indebtedness of Jabil Malaysia in an aggregate amount not exceeding $30,000,000 and a guaranty by the Company of such Indebtedness; provided, however, the aggregate amount of Indebtedness of Jabil Malaysia shall not exceed the book value of its accounts receivable, inventory and fixed assets as reported in the books of Jabil Malaysia and the terms and conditions of such Indebtedness, including the form of guaranty to be executed by the Company, shall be satisfactory to the Banks.

              (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of any Borrower or any of its Subsidiaries, other than:

                   (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                   (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which a Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of a Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which a Borrower or any of its Subsidiaries is a party;

                   (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of a Borrower or any of its Subsidiaries;

                   (iv) Liens existing on the date hereof upon the same terms as the date hereof, but no extensions, renewals and replacements thereof shall be permitted, with each existing Lien described in Schedule 5.2(f) hereto;

                   (v) Liens granted by any Subsidiary in favor of a Borrower or any other Subsidiary which are subordinated to the Liens of the Agent and the Banks under the Security Documents on terms and pursuant to agreements satisfactory to the Banks;

                   (vi) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of a Borrower or its Subsidiary thereunder is not delinquent; and

                   (vii) Liens in favor of the Collateral Agent for the benefit of the Banks and the Note Purchasers contemplated by the Intercreditor Agreement.

              (g) Merger; Acquisitions; Etc. Subject to Section 5.2(j), purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this
Section 5.2(g) shall not prohibit any merger, acquisition or joint venture if
(i) a Borrower shall be the surviving or continuing corporation thereof, (ii) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, (iii) the aggregate amount paid or payable in cash for (A) any single merger, acquisition or joint venture by any Borrower does not exceed $25,000,000 and (B) all such mergers, acquisitions or joint ventures by the Borrowers after the Effective Date does not exceed $50,000,000, and (iv) prior to the consummation of such merger or acquisition, the Company shall have provided to the Banks an opinion of counsel and a certificate of the chief financial officer of the Company (attaching computations and pro forma financial statements to demonstrate compliance with all financial covenants hereunder both before and after such merger, acquisition or joint venture has been completed), each stating that such merger or acquisition complies with this Section 5.2(g) and that any other conditions under this Agreement relating to such transaction have been satisfied.

              (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than $5,000,000 in the aggregate and if, immediately before and after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

              (i) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than the design, development and manufacturing of computer-grade electronic products.

              (j) Investments, Loans and Advances. Subject to Section 5.2(g), purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than
(i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 365 days after the acquisition thereof by the Company or any of its Subsidiaries, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(j) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted and (iv) investments, loans and advances to any Subsidiary; provided, the aggregate amount of such investments, loans and advances outstanding at any time to Subsidiaries who are not a Guarantor shall not exceed $60,000,000.

              (k) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to a Borrower or any Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

              (l) Sale and Leaseback Transactions. Become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by a Borrower or any of its Subsidiaries and has been or is to be sold or transferred to any other person and was, is or will be used by a Borrower or any such Subsidiary for substantially the same purpose as such property was used by a Borrower or such Subsidiary prior to such sale or transfer.

              (m) Negative Pledge Limitation. Enter into any Agreement, with any person, other than the Banks pursuant hereto or the Note Purchasers pursuant to the Note Purchase Agreement, which prohibits or limits the ability of any Borrower or any Subsidiary (other than Jabil Malaysia) to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

              (n) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by any Borrower or any of its Subsidiaries of its obligations in connection therewith.

              (o) Accounting Changes. A Borrower shall not change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by Generally Accepted Accounting Principles and disclosed to the Banks, or (ii) in tax reporting treatment except as permitted by law and disclosed to the Banks.

              (p) Additional Covenants. If at any time any Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers shall promptly so advise the Agent and the Banks. Thereupon, if the Agent shall request, upon notice to the Borrowers, the Agent and the Banks shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Private Placement Documents not substantially provided for in this Agreement or more favorable to the holders of the Private Placement Debt issued in connection therewith, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.


                                  ARTICLE VI.
                                    DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Banks pursuant to Section 9.1:

              (a) Nonpayment of Principal. Any Borrower shall fail to pay when due any principal of the Notes; or

              (b) Nonpayment of Interest. Any Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for five days; or

              (c) Misrepresentation. Any representation or warranty made by any Borrower or any Guarantor in Article IV hereof, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

              (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.2 hereof; or

              (e) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 15 calendar days (or such longer or shorter period of time as may be specified in any Security Document); or

              (f) Cross Default. Any Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000; or any Borrower, any Guarantor or any of their respective Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto and such Borrower, such Guarantor or such Subsidiary has been notified by the creditor of such default; and the effect of any such failure is either
(i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of such Borrower, such Guarantor or such Subsidiary; or

              (g) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $10,000,000 shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied or uninsured for a period of 21 days and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

              (h) ERISA. The occurrence of a Reportable Event that results in or could result in material liability of any Borrower, any Subsidiary of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the any Borrower, any Subsidiary of any Borrower, any of their ERISA Affiliates, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

              (i) Insolvency, Etc. Any Borrower or any Guarantor shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any Guarantor, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower or any Guarantor and is being contested by such Borrower in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or such Guarantor shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

              (j) Loan Documents. Any event of default described in any Loan Document shall have occurred and be continuing, or any provision of Article VIII hereof or of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby.

              (k) Chance of Control. The Company shall experience a Change of Control. For purposes of this Section 6.1(k), a "Change of Control" shall occur if during any twelve-month period (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the voting shares of the Company that were outstanding as of the date of this Agreement and (ii) a majority of the board of directors of the Company shall cease for any reason to consist of individuals who as of a date twelve months prior to any date compliance herewith is determined were directors of the Company.

         6.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may, with the consent of the Required Banks, and, upon being directed to do so by the Required Banks, shall by notice to the Borrowers (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement to the Banks and the Agent.

              (b) The Agent may, with the consent of the Required Banks, and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes, any other Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or any other Loan Document or in aid of the exercise of any power granted in this Agreement or any other Loan Document.

              (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of each Borrower now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Borrowers hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of each Borrower under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

         6.3 Distribution of Proceeds of Collateral. All proceeds received by the Agent pursuant to the Security Documents for application to the Bank Obligations or any payments on any of the liabilities secured by the Security Documents received by the Agent or any Bank upon and during the continuance of any Event of Default shall be allocated and distributed as follows:

              (a) First, to the payment of all costs and expenses, including without limitation all attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

              (b) Second, to the payment of all costs, expenses and fees, including without limitation, commitment fees and attorneys fees, owing to the Banks pursuant to the Bank Obligations on a pro rata basis in accordance with the Bank Obligations consisting of fees, costs and expenses owing to the Banks under the Bank Obligations, for application to payment of such liabilities;

              (c) Third, to the Banks on a pro rata basis in accordance with the Bank Obligations consisting of interest owing to the Banks under the Bank Obligations, for application to payment of such liabilities;

              (d) Fourth, to the Banks on a pro rata basis in accordance with the Bank Obligations consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit) owing to the Banks under the Bank Obligations, for application to payment of such liabilities;

              (e) Fifth, to the payment of any and all other amounts owing to the Banks on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Banks, for application to payment of such liabilities; and

              (f) Sixth, to the Borrowers or such other person as may be legally entitled thereto.

         6.4 Letter of Credit Liabilities. For the purposes of payments and distributions under Section 6.3, the full amount of Bank Obligations on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Banks on account of such Bank Obligations under such Letter of Credit shall be deposited in a separate interest bearing collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Bank Obligations and then as security for all other Bank Obligations and the amount so deposited shall be applied to the Letter of Credit Bank Obligations at such times and to the extent that such Letter of Credit Bank Obligations become absolute liabilities and if and to the extent that the Letter of Credit Bank Obligations fail to become absolute Bank Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Bank Obligations in the order provided in Section 6.3. Each Borrower hereby grants to the Agent, for the benefit of the Banks, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for all the Bank Obligations as set forth above.

                                  ARTICLE VII.
                             THE AGENT AND THE BANKS

         7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

         7.2 Agent and Affiliates. First Chicago in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. First Chicago and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes or applicable law.

         7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give prompt written notice thereof to the Banks.

         7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement or any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement or the Notes or any collateral subject thereto or any other instrument or document furnished in connection herewith.

         7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any Guarantor of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of any Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation reasonable fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

         7.9 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Company and the Required Banks shall, by an instrument in writing delivered to the Banks and the Agent, appoint a successor, which shall be a Bank or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the

Company and the Required Banks is made and accepted, which temporary successor must also meet the standards set forth in the preceding sentence. Any successor to the Agent shall execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

         7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Advance or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly notify the Agent and purchase from the other Banks participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement, other than agency fees and arrangement fees payable pursuant to Section 2.3(d) of this Agreement which shall be paid on a pro rata basis with amounts owing to the Banks. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent or any Bank shall engage in any other transactions with any Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.11 Local Custom. Notwithstanding anything herein to the contrary, if requested by the Required Banks, all Loans made hereunder shall be made in compliance with applicable local market custom and legal practice as determined solely by the Required Banks, whether or not such custom and legal practices have the force of law; provided, that, the Agent shall consult with the Company regarding compliance with local custom and legal practice if such custom or legal practice does not have the force of law.

                                  ARTICLE VIII.
                                    GUARANTY

         As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, each Guarantor agrees with the Banks and the Agent as follows:

         8.1 Guarantee of Obligations. (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of each Borrower to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Borrowers hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of each Borrower, (iii) guarantees the prompt and complete payment of all obligations and performance of all covenants of any Borrower under any interest rate or currency swap agreements or similar transactions with any Bank, and (iv) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

              (b) If for any reason any duty, agreement or obligation of any Borrower contained in this Agreement shall not be performed or observed by any Borrower as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any Borrower may have or assert, and regardless of any other condition or contingency.

         8.2 Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against any Borrower before demanding payment under or seeking to enforce the obligations of any Guarantor hereunder, (b) covenants that the obligations of each Guarantor hereunder will not be discharged except by complete performance of all obligations of the Borrowers contained in this Agreement, the Notes and the other Loan Documents, (c) agrees that the obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement, the Notes or any other Loan Document, or any limitation on the liability of any Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Borrower under or in connection with this Agreement, the Notes or any other Loan Document, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of any Guarantor hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Borrower to the Banks or the Agent which may be required to be returned to any Borrower or to its representative or to a trustee, custodian or receiver for any Borrower.

         8.3 Nature of Guaranty. The obligations of each Guarantor hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by each Guarantor.

         8.4 Obligations Absolute. The obligations, covenants, agreements and duties of each Guarantor under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of such Guarantor: (a) an assignment or transfer, in whole or in part, of the Advances made to any Borrower or of this Agreement or any Note although made without notice to or consent of such Guarantor, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by any Borrower of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by any Borrower of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by any Borrower of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrower set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of any Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrower or any of its assets, or (f) the merger or consolidation of any Borrower or the Guarantors with any other person, or (g) the release of discharge of any Borrower or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder.

         8.5 No Investigation by Banks or Agent. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Banks and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

         8.6 Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the

Guaranteed Obligations not be recoverable from such Guarantor under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, not withstanding any knowledge thereof by any Bank or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

         8.7 Subordination. Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of any Borrower to such Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrower to the Banks and the Agent. Each Guarantor waives any right of subrogation to the rights of any Bank or the Agent against any Borrower or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of any Borrower, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

         8.8 Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or the Notes; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or any Borrower under this Agreement and under the Notes prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.


         8.9 Joint and Several Obligations; Contribution Rights. (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Guarantors hereunder are joint and several.

         (b) If any Guarantor makes a payment in respect of the Guaranteed Obligations it shall have the rights of contribution set forth below against the other Guarantors; provided that such Guarantor shall not exercise its right of contribution until all the Guaranteed Obligations shall have been finally paid in full in cash. If any Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantor in respect of the Bank Obligations shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this

Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

         For purposes hereof; the "Payment Share" of each Guarantor shall be the sum of (a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to such Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Guarantor), and the denominator of which is the aggregate net worth of all Guarantors on such effective date.

              (c) It is the intent of each Guarantor, the Agent and the Banks that each Guarantor's maximum Guaranteed Obligations shall be in, but not in excess of:

              (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

              (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
Section 544 of the Bankruptcy Code;

              (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.


              (d) The Guarantors acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Guarantor expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

                                  ARTICLE IX.
                                 MISCELLANEOUS

         9.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on or the rate at which interest accrues on, the Notes or any installment thereof or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitment of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10 or the definition of Required Banks, (iii) amend or modify the Guaranty (other than any amendment solely for the purpose of adding or deleting a Borrowing Subsidiary) or provide for the release or discharge of any Guarantor's obligations under the Guaranty, (iv) provide for the release of any material portion of the collateral subject to any Security Document, (v) amend, modify or waive any other provision hereof requiring consent of all of the Banks or (vi) increase the principal amount of the Swing Line Facility.

              (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Advances of such defaulting Banks shall be disregarded.

         9.2 Notices. (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers in care of the Company at 10800 Roosevelt Blvd., St. Petersburg, Florida 33716, Attention: Chief Financial Officer, Facsimile No. (813) 579-8529, and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to 'have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

              (b) Notices by a Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on the Borrowers.

              (c) Any notice to be given by a Borrower to the Agent pursuant to Sections 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by

              (c) Any notice to be given by a Borrower to the Agent pursuant to Sections 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by a Borrower must be immediately confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         9.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, except as limited by this Agreement, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or any Guaranty or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement or the Notes or such Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

         9.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or any Guarantor made herein, in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.7, 3.9 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments for a period of one year from such repayment or termination.


         9.5 Expenses. (a) Each of the Borrowers agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees, without premium, and expenses of counsel to the Agent, including without limitation the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable by the Agent or any Bank in connection with the execution, delivery, filing or recording of this Agreement, the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities of the Agent and the Banks with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and the Banks (including without limitation reasonable fees and expenses of counsel, which counsel shall be acceptable to the Required Banks, including without limitation counsel who are employees of the Agent or the Banks, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

              (b) Each of the Borrowers hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, their affiliates and their respective officers; directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank, the Issuing Bank nor the Agent, their affiliates or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify the Banks, the Issuing Bank and the Agent and such other persons, and the Issuing Bank shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any Borrower which were caused by (A) the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or
(B) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of wilful misconduct of the Issuing Bank. It is understood that in making any payment under a Letter of Credit, the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Issuing Bank in connection with such payment. It is further acknowledged and agreed that a Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Issuing Bank is alleged to be liable and it shall be a precondition of the assertion of any liability of the Issuing Bank under this Section that such Borrower shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

              (c) Each of the Borrowers hereby indemnifies and agrees to hold harmless the Banks and the Agent, their affiliates and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Borrowers shall not be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

              (d) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each of the Borrowers hereby indemnifies, exonerates and holds the Agent, each Bank, their affiliates and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                   (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

                   (ii) the entering into and performance of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including without limitation any action brought by or on behalf of any Borrower as the result of any determination by the Required Banks not to fund any Advance);

                   (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of any portion of the stock or assets of any person, whether or not the Agent or such Bank is party thereto;

                   (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Borrower or any of its Subsidiaries of any Hazardous Material; or

                   (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by any Borrower or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of any Borrower conducted subsequent to a foreclosure on such property solely by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each of the Borrowers shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

         9.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrowers.

              (b) Any Bank may, without the prior consent of the Company or the Agent sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Bank's Commitment and rights and benefits under this Agreement and the other Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that
(i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

              (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

              (d) Each Bank may, with the prior consent of the Company and the Agent, (in both cases, which consents shall not be unreasonably withheld) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment an Acceptance in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution or to another Bank all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

              (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the perfommance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

              (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Borrowing Subsidiaries, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit H hereto.

              (h) No Borrower shall be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 9.6.

              (i) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers.

              (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

          9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          9.8 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Notes or the transactions contemplated hereby shall be brought in any court of the State of Illinois, or in any court of the United States of America sitting in Illinois, and each Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints Chris Lewis, whose address is set forth in
Section 9.2, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Borrowers or by the mailing thereof by registered or certified mail, postage prepaid to the Borrowers at the address set forth in Section 9.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Borrowers or property in the courts of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          9.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

          9.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

          9.11 Integration and Severability. This Agreement and the Notes embody the entire agreement and understanding between the Borrowers and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower and the other Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement or the Notes in any other jurisdiction.

          9.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

          9.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Bank's Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Bank have been paid in full.

          9.14 Joint and Several Obligations; Contribution Rights; Savings Clause. (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Domestic Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

              (b) If any Borrower makes a payment in respect of the Bank Obligations it shall have the rights of contribution set forth below against the other Borrowers; provided that no Borrower shall exercise its right of contribution until all the Bank Obligations shall have been finally paid in full in cash. If any Borrower makes a payment in respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

              For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (a) the aggregate proceeds of the Bank Obligations received by such Borrower plus (b) the product of (i) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Bank Obligations attributed to such Borrower pursuant to clause
(a) above, times (ii) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Borrower), and the denominator of which is the aggregate net worth of all Borrowers on such effective date.

              (c) It is the intent of each Borrower, the Agent and the Banks that each Borrower's maximum Bank Obligations shall be, but not in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or


                  (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code;

                  (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy; reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

              (d) The Domestic Borrowers acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Domestic Borrower expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

              (e) The joint and several obligations of the Domestic Borrowers described in this Section 9.14 shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (i) any amendment, assignment, transfer, modification of or addition or supplement to the Bank Obligations, this Agreement, any Note or any other Loan Document, except to the extent any such amendment, assignment, transfer or modification specifically relates to the matters set forth in Section 9.14; (ii) any extension, indulgence, increase in the Bank Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Bank Obligations, or any acceptance of security for, or guaranties of, any of the Bank Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (iii) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (iv) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Bank Obligations; (v) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (vi) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower; (vii) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (viii) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Bank Obligations or contained in any of the Loan Documents by operation of law; or (ix) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Agent, or the Bank or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Banks that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Agent or the Banks to provide such information either now or in the future.


              9.15 Waivers, Etc. Each Borrower unconditionally waives: (a) notice of any of the matters referred to in Section 9.14(e) above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Agent, or the Bank, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor; (c) any right to the exercise by the Agent, or the Bank of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that the Agent, or the Bank, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement against any other Borrower; (e) any right to notice of the disposition of any security which the Agent, or the Bank may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (f) all errors and omissions in connection with the Agent, or the Bank's administration of any of the Bank Obligations, any of the Loan Documents', or any other act or omission of the Agent, or the Bank which changes the scope of the Borrower's risk, except as a result of the gross negligence or willful misconduct of the Agent, or the Bank. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

              9.16 Relationship of this Agreement to the Original Loan Agreement. This Agreement shall become effective on the Effective Date. On the Effective Date, the outstanding Advances shall be considered a part of the Advances under this Agreement for all purposes, as if made in accordance with and pursuant to the terms of this Agreement. On and after the Effective Date,
(i) no further fees shall accrue to the Agent or Banks under the Original Loan Agreement and all fees accrued to (but excluding) the Effective Date under such agreement shall constitute accrued fees hereunder and be payable in accordance with the terms hereof and (ii) the rights and obligations of the parties hereto shall be governed solely by this Agreement, except in respect of any rights or obligations arising prior to the Effective Date and which shall survive the Effective Date, and except that each Borrower hereby reaffirms, and is hereby deemed to make as of the Effective Date under and as defined in the Original Loan Agreement, all representations and warranties made as of the Effective Date under and as defined in the Original Loan Agreement, to the extent not otherwise modified by this Agreement. All of the Advances and other Bank Obligations are a continuation of, or replace and refund, as the case may be, the "Advances" and "Bank Obligations" under and as defined in the Original Loan Agreement, and all Advances shall be entitled to, and are secured by, the same collateral with the same priority, as the "Advances" and other "Bank Obligations" under and as defined in the Original Loan Agreement. This Agreement amends and restates in full the terms and provisions of the Original Loan Agreement and is not intended to constitute a novation or satisfaction of or a renunciation or cancellation or other discharge or the indebtedness and other liabilities and obligations created under and evidenced by the Original Loan Agreement.

              9.17 Waiver of Jury Trial. The Borrowers, the Banks and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any other Loan Document or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Borrower, any Bank nor the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above, but to be effective as of on the 6th day of August, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.



                                             JABIL CIRCUIT, INC.


                                             By: /s/ Chris Lewis
                                                -------------------------------
Witnessed by: /s/
             ----------------                   Its:     CFO
  Its: General Counsel                              ---------------------------
       ----------------------


                                             JABIL CIRCUIT LTD.


                                             By: /s/ Chris Lewis
                                                -------------------------------
Witnessed by: /s/
             ----------------                   Its:     CFO
  Its: General Counsel                              ----------------------------
       ----------------------


                                             JABIL CIRCUIT OF MICHIGAN, INC.


                                             By: /s/ Chris Lewis
                                                --------------------------------
Witnessed by: /s/
             ----------------                   Its:     CFO
  Its: General Counsel                              ----------------------------
       ----------------------


Address for Notices:                         THE FIRST NATIONAL BANK OF CHICAGO
                                             as a Bank an Agent


One First National Plaza                     By:
Mail Suite ___________                          -------------------------------
Chicago, Illinois  60670
Attention: Kurt Price                           Its:
Facsimile No.:  (312) 732-2991                      ---------------------------
Telephone No.:  (312) 432-1542

Commitment Amount:  $30,000,000

Initial Percentage of
  Total Commitments:  30%

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above, but to be effective as of on the 6th day of August, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                                             JABIL CIRCUIT, INC.


                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------


                                             JABIL CIRCUIT LTD.


                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------


                                             JABIL CIRCUIT OF MICHIGAN, INC.


                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------


Address for Notices:                         THE FIRST NATIONAL BANK OF CHICAGO
                                             as a Bank an Agent


One First National Plaza                     By: /s/
Mail Suite ___________                          -------------------------------
Chicago, Illinois  60670
Attention: _______________________              Its:     As Agent
Facsimile No.:  (312) 732-________                  ---------------------------
Telephone No.:  (312) 432-________

Commitment Amount:  $30,000,000

Initial Percentage of
  Total Commitments:  30%

Address for Notices:                         SUNTRUST BANK, TAMPA BAY




300 First Avenue South                      By: /s/
St. Petersburg, Florida                        --------------------------------
Attention:  Frank Coe
            Corporate Banking Division         Its: Vice President
                                                   ----------------------------
Facsimile No.:  (813) 892-4810
Telephone No.:  (813) 892-4954

Commitment Amount:  $20,000,000

Initial Percentage of
  Total Commitments:  20%

Address for Notices:                           BARNETT BANK, N.A., PINELLAS



200 Central Avenue, Suite 1800                 By: /s/ Michael S. Crowe
St. Petersburg, Florida                           -----------------------------
Attention: Michael Crowe                                 Michael S. Crowe
                                                  Its:   Senior Vice President
                                                      -------------------------
Facsimile No.: (813) 892-1545
Telephone No.: (813) 892-1518


Commitment Amount: $20,000,000

Initial Percentage of Total Commitments: 20%

Address for Notices:                           THE BANK OF NOVA SCOTIA



600 Peachtree Street, N.E., Suite 2700         By: /s/ P. Hawes
Atlanta, GA                                       -----------------------------
Attention: Frank Sandler                              P. Hawes
                                                  Its: Compt.
                                                      -------
Facsimile No.: (404) 888-8998
Telephone No.: (404) 877-1505

Commitment Amount: $10,000,000


Initial Percentage of
  Total Commitments: 10%

Address for Notices:                      CREDIT LYONNAIS ATLANTA AGENCY


One Peachtree Center                      By:    /s/ David M. Cawrse
303 Peachtree Street, NW, Suite 4400         ----------------------------------
Atlanta, Georgia 30308                                DAVID M. CAWRSE
                                            Its: First Vice President & Manager
                                                -------------------------------


Attention: Christina Earnshaw


Facsimile No.: (404) 584-5249
Telephone No.: (404) 584-3700


Commitment Amount: $10,000,000

Initial Percentage of
  Total Commitments: 10%

Address for Notices:                        MELLON BANK



One Mellon Bank Center                      By: /s/ Crawford A. Smith
Room 151-4400                                  --------------------------------
Pittsburgh Pennsylvania 15258-0001
Attention: Cliff Smith                         Its: Asst. Vice President
                                                   ----------------------------

Facsimile No.: (412) 234-6375
Telephone No.: (412) 234-2849


Commitment Amount: $10,000,000

Initial Percentage of
  Total Commitments: 10%

                                   EXHIBIT A

                                   AGREEMENT

         Reference is made to the Amended and Restated Loan Agreement dated as of August 6, 1997 (as now or hereafter amended or modified from time to time, the "Loan Agreement") among JABIL CIRCUIT, INC., a Delaware corporation (the "Company"), certain borrowing subsidiaries designated therein from time to time (the "Borrowing Subsidiaries, and collectively with the Company, the "Borrowers"), the banks named therein (the "Banks") and THE FIRST NATIONAL BANK OF CHICAGO, as agent for the Banks (the "Agent"). Terms defined in the Loan Agreement are used herein with the same meaning.

         1. ________________, a ________________ corporation (the "New Borrowing
Subsidiary") has decided to become a Borrowing Subsidiary under the Loan Agreement, with its address for notice as described next to its signature below. The New Borrowing Subsidiary (i) confirms that it has received a copy of the Loan Agreement, together with copies of documents and information as it has deemed appropriate to make its own decision to enter into this Agreement; (ii) agrees that it will perform in accordance with all of the obligations and comply with all of the covenants that by the terms of the Loan Agreement and the other Loan Documents are required to be performed by or complied with by it as a Borrowing Subsidiary; and (iii) confirms that the representations and warranties contained in Article IV of the Loan Agreement and in any other Loan Agreement applicable to a Borrowing Subsidiary are true and correct as of the date hereof as to the New Borrowing Subsidiary.

         2. Upon execution and delivery of this Agreement to the Agent together with all other items required pursuant to paragraph 3, the New Borrowing Subsidiary shall be a party to the Loan Agreement and have the rights and obligations of a Borrower and a Borrowing Subsidiary thereunder.

         3. This Agreement shall not become effective and the New Borrowing Subsidiary shall not become a Borrowing Subsidiary under the Loan Agreement until receipt by the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to the Agent:

            (a) A certificate of incumbency of the Company and the New Borrowing Subsidiary containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the New Borrowing Subsidiary in connection with this Agreement, the Loan Agreement and the Notes and on behalf of the Company in connection with this Agreement and the consummation by the New Borrowing Subsidiary and the Company of the transactions contemplated herein, certified as true and correct as of the effective date of this Agreement by a duly authorized officer of the New Borrowing Subsidiary and the Company, respectively; and

            (b) The Notes, duly executed on behalf of the New Borrowing Subsidiary, for each Bank;

         4. The Company and each Guarantor (a) fully consents to the New Borrowing Subsidiary becoming a Borrowing Subsidiary; (b) agrees that the Guaranty with respect to the indebtedness, obligations and liabilities of the Borrowing Subsidiaries contained in Article VIII of the Loan Agreement in favor of the Agent and the Banks is ratified and confirmed and shall remain in full force and effect; and (c) confirms that all indebtedness, obligations and liabilities of the Borrowing Subsidiaries, including the New Borrowing Subsidiary, are guaranteed by the Guaranty.

         5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         6. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7. Upon delivery of this executed Agreement to the Agent, the Agent shall deliver a copy of this Agreement to each Bank, together with the original Notes payable to each such Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized of officer thereunto duly authorized as of the day and year first above written.


                                             [NEW BORROWING SUBSIDIARY]
---------------------------------

---------------------------------

---------------------------------
Attention: ______________________

Facsimile No.(__) ____ - ______              By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------


                                             JABIL CIRCUIT, INC.


                                             By:
                                                -------------------------------

                                                Its:
                                                    ---------------------------

                                             JABIL CIRCUIT OF MICHIGAN, INC.

                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Agent


                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------

                                   EXHIBIT B

                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY

         THIS PLEDGE AGREEMENT dated as of May 30, 1996 (this "Pledge Agreement"), is given by JABIL CIRCUIT, INC., a Delaware corporation (the "Company"), in favor of NBD Bank, a Michigan banking corporation, as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

                                    RECITALS

         A. Pursuant to a Loan Agreement, dated as of May 30, 1996, among the Company, certain Borrowing Subsidiaries named therein, (the Borrowing Subsidiaries and the Company may be referred to individually as a "Borrower" and, collectively, as the "Borrowers"), the banks party thereto (the "Banks") and NBD Bank, as agent for the Banks (the "Agent"), (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Loan Agreement"), the Banks have agreed to make Advances (as therein defined) to the Borrowers.

         B. Connecticut General Life Insurance Company, Life Insurance Company of North America and Metropolitan Life Insurance Company (collectively, the Note Purchasers" and, collectively with the Banks, the "Lenders") are parties to separate Note Purchase Agreements with the Company, each dated as of May 30, 1996 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Note Purchase Agreement") pursuant to which the Note Purchasers agreed, subject to the terms and conditions thereof, to purchase $50,000,000 in aggregate principal amount of the Company's 6.89% Senior Notes due May 30, 2004 (the "Notes").

         C. The Lenders and the Collateral Agent are parties to an Intercreditor Agreement dated as of May 30, 1996 (the "Intercreditor Agreement").

         D. The Company has agreed to pledge to the Collateral Agent, for the benefit of the Lenders, and grant a first-priority security interest to the Collateral Agent, for the benefit of the Lenders, in and to the collateral described herein and to execute this Pledge Agreement.

         For value received and pursuant to the Loan Agreement, the Company hereby pledges and assigns to the Collateral Agent, for the benefit of the Lenders, and grants a first-priority security interest to the Collateral Agent, for the benefit of the Lenders, in and to all of the outstanding capital stock of the companies listed on the schedule attached hereto as Schedule l (the "Pledged Subsidiaries", and said shares of stock, together with any other shares and securities from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares, being called the "Pledged Stock"), to secure, (a) the prompt and complete payment of all indebtedness and other obligations of the Borrowers now or hereafter owing to the Banks or the Agent under or on account of the Loan Agreement, or any letters of credit, notes or other instruments issued to the Agent or the Banks pursuant thereto, (b) the prompt and

                    PLEDGE AGREEMENT AND IRREVOCABLE PROXY
complete payment of all indebtedness and other obligations of the Company now or hereafter owing to the Note Purchasers under the Note Purchase Agreement or the Notes, (c) the performance of the covenants of the Borrowers or any of their Subsidiaries under the Loan Agreement, the Note Purchase Agreement, the Notes, this Agreement, the Intercreditor Agreement or any instrument or agreement relating thereto and (d) the prompt and complete payment of all obligations of the Borrowers or any of their Subsidiaries arising out of the Loan Agreement, the Note Purchase Agreement, the Notes, this Agreement, the Intercreditor Agreement or any instrument or agreement relating thereto, whether now or hereafter owing to any of the Lenders or the Collateral Agent, in all cases, of any kind whether now or hereafter existing, direct or indirect (including without limitation any participation or assignment interest acquired by any Lender in any such indebtedness, obligations or liabilities of any Borrower or any Subsidiary of any Borrower to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by any Borrower or any Subsidiary of any Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against any Borrower or any Subsidiary of any Borrower under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Borrowers and their respective Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Borrowers, the Collateral Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations being herein collectively called the "Operative Documents"). The Company is herewith delivering to the Collateral Agent for the benefit of the Lenders originals of all stock certificates of the Pledged Stock and/or taking such other action acceptable to the Collateral Agent and the Lenders to perfect the security interest in the Pledged Stock granted hereby.

         The Company further represents and warrants to, and agrees with, the Collateral Agent for the benefit of the Lenders as follows:

         1. Representations and Warranties. The Company represents and warrants that the Pledged Stock is represented by the stock certificate or certificates or shares described on Schedule I hereto, and that such stock certificate or certificates, accompanied by an instrument of assignment or transfer duly executed in blank by the Company as the owner named in such stock certificate or certificates, have been delivered to the Collateral Agent by the Company or, with respect to any Foreign Subsidiary, if stock certificates do not exist, the Company has noted the Collateral Agent's interest in the Pledged Stock on the stock ledger or other books and records or taken such other action sufficient to perfect the Collateral Agent's interest in the Pledged Stock. The Company further represents and warrants that (a) the Pledged Stock is duly authorized and validly issued, fully paid and nonassessable and constitutes 66% of all of the issued and outstanding shares of the capital stock of each Foreign Subsidiary set forth on Schedule 1, (b) the Company is the legal and beneficial owner of the Pledged Stock, free and clear of all Liens other than the Lien of the Collateral Agent hereunder, with full right and power to deliver, pledge and assign the Pledged Stock to the Collateral Agent hereunder, and (c) the pledge of the Pledged Stock pursuant to this Pledge Agreement creates in favor of the Collateral Agent a valid and perfected first priority security interest in the Pledged Stock enforceable against the Company and all third parties and securing the payment of the Secured Obligations.

                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY

         2. Title; Stock Rights, Dividends, Etc. The Company will warrant and defend the Collateral Agent's title to the Pledged Stock, and the security interest herein created, against all claims of all persons, and will maintain and preserve such security interest. It is understood and agreed that the collateral hereunder includes any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and other property to which the Company may become entitled by reason of the ownership of the Pledged Stock during the existence of this Pledge Agreement, and any such property received by the Company shall be held in trust and forthwith delivered to the Collateral Agent to be held hereunder in accordance with the terms of this Pledge Agreement.

         3. Registration Rights. If any Pledged Subsidiary at any time or from time to time proposes to register any of its securities under the Securities Act of 1933, the Company will at each such time give notice to the Collateral Agent of such Pledged Subsidiary's intentions so to do. Upon the request of the Collateral Agent given 30 days after receipt of such notice, the Company will cause all Pledged Stock of such Pledged Subsidiary to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Stock so registered by the holders thereof. The costs and expenses of all such registrations and qualifications under said Act shall be paid by the Company or such Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Stock sold pursuant to any such registration statement shall be borne by the sellers thereof. As expeditiously as possible after the effective date of any such registration statement, the Company will deliver in exchange for any certificates representing shares of Pledged Stock so registered pursuant to such registration, which bear any restrictive legend, new Pledged Stock certificates not bearing such legend or any similar legend. In the event of any such registration, the Company hereby agrees to indemnify and hold harmless the Collateral Agent and the Lenders as pledgee of the Pledged Stock against any losses, claims, damages or liabilities to which the Collateral Agent and the Lenders may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Collateral Agent and the Lenders for any legal or other expenses reasonably incurred by the Collateral Agent and the Lenders in connection with investigating or defending any such loss, claim, damage or liability. The indemnifications contained in this paragraph shall include each person, if any, who controls the Collateral Agent or any Lender.

         4. Events of Default. The occurrence of any Event of Default (as defined in the Loan Agreement) under the Loan Agreement or the occurrence of any Event of Default (as defined in the Note Purchase Agreement) under the Note Purchase Agreement shall be deemed an "Event of Default" under this Pledge Agreement.

         5. Remedies. (a) Upon the occurrence of any Event of Default the Collateral Agent shall have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not

                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY
limited to all of the rights and remedies of a secured party under the Michigan Uniform Commercial Code, and the Company hereby authorizes the Collateral Agent to sell all or any part of the Pledged Stock at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Collateral Agent) and then to the payment of the other Secured Obligations in accordance with the terms of the Intercreditor Agreement. Any requirement of reasonable notice shall be met if the Collateral Agent sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to the required notice. The Collateral Agent or any Lender may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Pledged Stock in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Lenders. The Collateral Agent shall be under no obligation to preserve rights against prior parties.

         (b) The Company hereby waives as to the Collateral Agent and the Lenders any right of subrogation or marshalling of the Pledged Stock and other collateral for indebtedness or other obligations owed to the Collateral Agent and the Lenders. To this end, the Company hereby expressly agrees that any such other collateral of the Company or any other party which the Collateral Agent or any Lender may hold, or which may come to any of their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Company agrees and acknowledges that because of applicable securities laws, the Collateral Agent may not be able to effect a public sale of the Pledged Stock and sales at a private sale may be on terms less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale. The Company agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (c) The Company irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as its true and lawful attorney (and agent-in-fact) and the Collateral Agent, or the Collateral Agent's agent, may, upon and after an Event of Default hereunder which has not been waived, with notice to the Company if the Secured Obligations have not been accelerated and without notice if the Secured Obligations have been accelerated, take any action as the Collateral Agent reasonably deems necessary under the circumstances to enforce or otherwise take action in respect to the Pledged Stock as required hereby, or to carry out any other obligation or duty of the Company under this Agreement. The Company shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent in connection with such action.

         6. Additional Remedies: Irrevocable Proxy. (a) Upon the occurrence of any Event of Default, the Collateral Agent shall have also the right to vote the Pledged Stock on all questions after giving notice to the Company of its election to exercise such rights. In the absence of any such Event of Default, the Company shall have the right to vote the Pledged Stock on all questions, provided that voting by the Company of the Pledged Stock shall be in conformity with performance of the obligations of the Company under the Operative Documents.




                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY

         (b) Whenever an Event of Default has occurred, the Collateral Agent may transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Stock and, as provided above, may vote any or all of the Pledged Stock (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Company hereby irrevocably constituting and appointing the Collateral Agent as the proxy and attorney-in-fact of the Company, with full power of substitution, to do so.

         (c) In furtherance of the foregoing, it is acknowledged that the Collateral Agent may vote the Pledged Stock to remove the directors and officers of any Pledged Subsidiary, and to elect new directors and officers of any Pledged Subsidiary, who thereafter shall manage the affairs of such Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of such Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of such Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of such Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Secured Obligations.

         (d) The Company agrees that the proxy granted in this paragraph 6 is coupled with an interest and is and shall be both valid and irrevocable so long as the Pledged Stock is subject to this Pledge Agreement. The Company further acknowledges that the term of said proxy may exceed three years from the date hereof.

    7. Remedies Cumulative. No right or remedy conferred upon or reserved to the Collateral Agent and the Lenders under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Collateral Agent and the Lenders under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent and the Lenders. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

    8. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Collateral Agent and waiver of any default or forbearance on the part of the Collateral Agent in

                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY
enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

    9. Governing Laws Definitions. This Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Chief Financial Officer of the Company, at the Company's address set forth in the Loan Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in the Loan Agreement. Nothing in this paragraph shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or limit the right of the Collateral Agent to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement. Unless otherwise defined herein or in the Intercreditor Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

    10. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Loan Agreement.

    11. Rights Not Construed as Duties. The Collateral Agent neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Collateral Agent has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, the Collateral Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under paragraph 14. The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Pledged Stock and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Stock in its possession and accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Stock or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Stock.

    12. Amendments. None of the terms and provisions of this Pledge Agreement or any schedule attached hereto may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto together with the written consent of the Required Lenders (as defined in the Intercreditor Agreement).

                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY

    13. Severability. If any one or more provisions of this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

    14. Expenses. (a) The Company agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

        (b) The Company will, upon demand, pay to the Collateral Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Stock, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or under the Operative Documents, or (iv) the failure of the Company to perform or observe any of the provisions hereof.

    15. Successors and Assigns; Termination. This Pledge Agreement shall create a continuing security interest in the Pledged Stock and shall be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and upon such termination the Collateral Agent shall assign, transfer and deliver without recourse and without warranty the Pledged Stock to the Company (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement.

    16. Waiver of Jury Trial. The Collateral Agent and the Lenders, in accepting this Pledge Agreement, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Pledge Agreement or any related instrument or agreement or any of the transactions contemplated by this Pledge Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Collateral Agent, the Lenders, nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Collateral Agent and the Lenders or the Company except by a written instrument executed by all of them.


                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY

    IN WITNESS WHEREOF, the Company has caused this Pledge Agreement to be duly executed as of the day and year first above written.


                                                JABIL CIRCUIT, INC.

                                                By:
                                                   ----------------------------

                                                   Its:
                                                       ------------------------






Accepted and Agreed:

NBD BANK, as Collateral Agent

By:
   ----------------------------
   Its:
       ------------------------













                     PLEDGE AGREEMENT AND IRREVOCABLE PROXY

                                   EXHIBIT C

                             REVOLVING CREDIT NOTE

$_____________                                                  August 6, 1997


         FOR VALUE RECEIVIED, _________________, a ____________________
corporation (the "Borrower"), hereby promises to pay to the order of ________________, a _________________ (the "Bank"), at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of ___________________ Dollars ($____________), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement referred to below.

         The Bank is hereby authorized by the Borrower to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

         The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

         This Revolving Credit Note evidences one or more Revolving Credit Loans made under an Amended and Restated Loan Agreement, dated as of August 6, 1997 (as amended or modified from time to time, the "Loan Agreement"), by and among Jabil Circuit, Inc., the Borrowing Subsidiaries designated therein from time to time, the banks (including the Bank) named therein and The First National Bank of Chicago, as Agent for the banks, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Loan Agreement.

         This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. By:



                                                   ---------------------------


                                                   By:
                                                      ------------------------


                                                      Its:
                                                          --------------------







                             REVOLVING CREDIT NOTE

                           Schedule to Revolving Credit Note, dated
                       August 6, 1997, made by ________________
                            in favor of ____________________________.



                                                                       Principal
                                                                         Amount
Trans-     Principal     Type                             Interest     Paid, Pre-       Principal
action     Amount of      of       Interest Period (if     paid or     Balance          Notation
Date         Loan        Loan*       Rate   applicable)  Converted     Outstanding      Made by
----         ----        -----       ----  -----------   ---------     -----------      -------













-------------------------------
* E - Eurocurrency Rate
  F - Floating Rate





                             REVOLVING CREDIT NOTE
                                     - 3 -

                                   EXHIBIT D

                                SWING LINE NOTE

                                                                  AUGUST 6, 1997


         FOR VALUE RECEIVED, ________________, a ___________________ corpora-
tion (the "Borrower"), hereby unconditionally promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Bank"), at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the unpaid principal amount of the Swing Line Loans as evidenced by the books and records of the Bank, on the Termination Date or such earlier date as the Bank may require under the Loan Agreement referred to below, when the entire outstanding principal amount of the Swing Line Loans evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swing Line Loans evidenced hereby shall be paid in full, at the rates per annum on and the dates provided in the Loan Agreement referred to below.

         The Bank is hereby authorized by the Borrower to record on its books and records the date and the amount of each Swing Line Loan, the applicable interest rate, the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Swing Line Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Swing Line Note and the Loan Agreement.

         The Borrower and each endorser or guarantor hereof waive presentment, protest, notice of dishonor and any other formality in connection with this Swing Line Note. Should the indebtedness evidenced by this Swing Line Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Swing Line Note, including attorneys' fees and expenses.

         This Swing Line Note evidences Swing Line Loans made under an Amended and Restated Loan Agreement, dated as of August 6, 1997 (as amended or modified from time to time, the "Loan Agreement"), by and among Jabil Circuit, Inc., the Borrowing Subsidiaries designated therein from time to time, the banks (including the Bank) named therein, and The First National Bank of Chicago, as agent for the Banks, to which reference is hereby made for a statement of the circumstances under which this Swing Line Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Swing Line Note. Capitalized terms used but not defined in this Swing Line Note shall have the respective meanings assigned to them in the Loan Agreement.

         This Swing Line Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                             ------------------------------

                                             By:
                                                ---------------------------

                                                Its:
                                                    -----------------------

                                   EXHIBIT E

                              REQUEST FOR ADVANCE

To each Bank party to
the referenced Loan Agreement
c/o The First National Bank of Chicago, as Agent for the Banks
One First National Plaza
Chicago, Illinois 60670

Attention: ____________________


         _______________________ (the "Borrower") hereby requests a [insert Revolving Credit Loan or Letter of Credit Advance] pursuant to Section 2.4 of______________ the Amended and Restated Loan Agreement, dated as of August 6, 1997 (as amended or modified from time to time, the "Loan Agreement"), among Jabil Circuit, Inc., a Delaware corporation (the "Company"), the Borrowing Subsidiaries designated from time to time, the Banks referenced therein and you, as Agent for the Banks.

         [A Revolving Credit Loan is requested to be made in the amount of ______________ (specify amount of Dollars or the relevant Permitted Currency), to be made on _______________, 19__ for the account of the Borrower and evidenced by the Borrower's Revolving Credit Notes. Such Loan shall be a [insert Eurocurrency Rate Loan or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Eurocurrency Rate Loan, shall be [insert permitted Interest Period].]

         [Such Letter of Credit Advance shall be made by the issuance by the Agent of its Letter of Credit for the account of the Borrower in the maximum stated amount of $__________ to and for the benefit of____________ with a stated expiry date of ____________, 199__, and containing the further terms and conditions set forth in the attached letter of credit application to the Agent.]

         In support of this request, the Borrower hereby represents and warrants to the Agent and the Banks that:

         1. The representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

         2. No Event of Default or Default has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Default.

Acceptance of the proceeds of such Advance by the Borrower shall be deemed to be a further representation and warranty by the Borrowers that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

                                           [SIGNATURE OF REQUESTING BORROWER]


                                           By:
                                              ---------------------------------
                                              Its:
                                                  -----------------------------


Dated:               , 199
       --------------     --

                                   EXHIBIT F



                                 August 6, 1997



Each of the Banks party to the
Loan Agreement referenced below
c/o The First National Bank of Chicago, as Agent for the Banks
One First National Plaza
Chicago, Illinois 60670

Ladies and Gentlemen:

         We refer to the Amended and Restated Loan Agreement, dated as of August 6, 1997 (the "Loan Agreement") by and among Jabil Circuit, Inc., a Delaware corporation (the "Company"), Jabil Circuit of Michigan, Inc., a Michigan corporation (the "Guarantor"), certain subsidiaries designated as borrowing subsidiaries therein (the "Borrowing Subsidiaries", and collectively with the Company, the "Borrowers"), the banks parties thereto the ("Banks") and The First National Bank of Chicago, a national banking association located in Chicago, Illinois, as agent for the Banks (in such capacity, the "Agent"). We have been requested by the Company and the Guarantor to give our opinion pursuant to Section 2.5(f) of the Loan Agreement and, for purposes of this opinion, the terms used in this opinion which are not defined herein shall have the respective meanings, set forth in the Loan Agreement.

         We have examined the Loan Agreement, the Notes and the other Loan Documents (collectively, the "Loan Documents") executed by the Company and the Guarantor and certified copies of the Company's and the Guarantor's articles of incorporation, by-laws and board of directors' resolutions authorizing the Company's and the Guarantor's participation in the transactions contemplated by the Loan Agreement. We have also examined the closing documents delivered pursuant to the Loan Agreement and copies of all such documents and records of the Company and the Guarantor and all such other documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to material factual matters not independently established by us, we have relied upon certificates of officers of the Company and the Guarantor, which reliance we deem appropriate in the circumstances.

         Based upon the foregoing, it is our opinion that:

         1. Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company and the Guarantor have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         2. The execution, delivery and performance by the Company and the Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or the Guarantor's respective charter or by-laws, or of any contract or undertaking to which the Company or the Guarantor is a party or by which the Company or the Guarantor or any of their property may be bound or affected and will not result in the imposition of any Lien on any of their property except for Permitted Liens.

         3. The Loan Documents to which the Company and the Guarantor is a party are the legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their respective terms.

         4. Except as set forth in Schedule 4.5 of the Loan Agreement, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have, either individually or collectively, a Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         5. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company or the Guarantor pursuant to
Section 2.5(g) of the Loan Agreement, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or the Guarantor or any of their respective Subsidiaries, is required on the part of the Company or the Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated by the Loan Agreement or as a condition to the legality, validity or enforceability of the Loan Documents.

         6. The execution and delivery by the Company of the Pledge Agreement, together with delivery by the Company to the Agent of the stock certificates listed on Schedule 1 of the Pledge Agreement, create valid and perfected security interests in the Pledged Stock (as defined in the Pledge Agreement) in favor of the Agent, for the benefit of the Banks.

         This opinion is subject to the qualifications that the enforcement of the rights and remedies set forth in the Loan Documents are subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, whether applied in a proceeding at law or in equity.

                                        Very truly yours,

                                   EXHIBIT G

                          REQUEST FOR CONTINUATION OR
                               CONVERSION OF LOAN


                                     [Date]



To each Bank party to
the referenced Loan Agreement
c/o The First National Bank of Chicago,
as Agent for the Banks
One First National Plaza
Chicago, Illinois 60670

Attention:____________________



         ___________________ (the "Borrower") hereby requests that ___________
(specify amount of Dollars or relevant Permitted Currency) of the principal amount of the Loan originally made on ________, 19__, which Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] denominated in_____________ (specify Dollars or relevant Permitted Currency) on ______________, 19__. If such Loan is requested to be converted to a Eurocurrency Rate Loan, the Designated Borrower hereby elects an Interest Period for such Loan of [insert permitted Interest Period].

         In support of this request, the Borrower hereby represents and warrants to the Agent and the Banks that:

         1. The representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued] [converted]), as if such representations and warranties were made on and as of such dates.

         2. No Event of Default or Default has occurred and is continuing or will exist on the date such [Loan][Advance] is [continued][converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation][conversion].

         Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Loan Agreement, dated as of August 6, 1997 among Jabil Circuit, Inc., the Borrowing Subsidiaries designated therein from time to time, the banks named therein and you as Agent for the banks.


                                           [SIGNATURE OF REQUESTING BORROWER]


                                           By:
                                              -------------------------------
                                              Its:
                                                  ---------------------------







                         REQUEST FOR CONTINUATION OR
                             CONVERSION OF LOAN

                                   EXHIBIT H

                           ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Loan Agreement dated as of August 6, 1997 (the "Loan Agreement") among Jabil Circuit, Inc., a Delaware corporation (the "Company"), certain Borrowing Subsidiaries named therein (the Borrowing Subsidiaries and the Company may be referred to individually as a "Borrower" and, collectively, as the "Borrowers") the banks named therein (the "Banks") and The First National Bank of Chicago, as agent for the Banks (the "Agent"). Terms defined in the Loan Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Loan Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amounts of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan
Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Loan Agreement, respectively, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Bank; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.






                          ASSIGNMENT AND ACCEPTANCE

                                SCHEDULE 1.1(a)

                             BORROWING SUBSIDIARIES


                                           Jurisdiction
                                               of
      Borrowing Subsidiary                 Incorporation
      --------------------                 -------------
      Jabil Circuit Ltd.                   Scotland

                                SCHEDULE 1.1(b)

                    MEMBER COUNTRIES OF THE ORGANIZATION FOR
                      ECONOMIC COOPERATION AND DEVELOPMENT
                            AS OF THE EFFECTIVE DATE


Austria
Belgium
Canada
Denmark
France
Germany
Greece
Iceland
Italy
Ireland
Luxembourg
Netherlands
Norway
Portugal
Spain
Sweden
Switzerland
Turkey
United Kingdom
United States
Japan
Finland
Australia
New Zealand

                                  SCHEDULE 4.4


                                  SUBSIDIARIES


                                    Jurisdiction
  Name of                                of              Owned       Percentage
Corporation                        Incorporation           By          Owned
-----------                        -------------         -----       ----------
Jabil Circuit, Ltd.                   Scotland   Jabil Circuit, Inc.    100%

Jabil Circuit Sbn. Bhd. Malaysia                 Jabil Circuit, Inc.    100%

Jabil Circuit
 of Michigan, Inc.                    Michigan   Jabil Circuit, Inc.    100%

Jail Circuit Foreign                  Barbados   Jabil Circuit, Inc.    100%
 Sales Corporation

                                  SCHEDULE 4.5


                                   LITIGATION

                                      NONE

                   SCHEDULE 5.2(e) and (f) TO LOAN AGREEMENT

                             INDEBTEDNESS AND LIENS

Construction Loan Agreement dated as of December 1, 1992 between Jabil Circuit, Inc. and NBD Bank, secured by a real estate mortgage on premises located in Auburn Hills, Michigan.

                                SCHEDULE 5.2(j)

                        INVESTMENTS, LOANS AND ADVANCES



                                      None